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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT


                          Dated as of October 30, 2003

                                      Among

                       KEYSTONE AUTOMOTIVE HOLDINGS, INC.,


                      KEYSTONE AUTOMOTIVE OPERATIONS, INC.
                                as the Borrower,


                            The Lenders Party Hereto,


                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                 and L/C Issuer,


                               UBS SECURITIES LLC,
                              as Syndication Agent,


                         PNC BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent,


                                       and


                         BANC OF AMERICA SECURITIES LLC
                                       and
                               UBS SECURITIES LLC,
                                       as
                    Co-Lead Arrangers and Joint Book Managers

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                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1
                        Definitions and Accounting Terms

Section 1.01.  Defined Terms...................................................1
Section 1.02.  Other Interpretive Provisions..................................37
Section 1.03.  Accounting Terms...............................................37
Section 1.04.  Rounding.......................................................38
Section 1.05.  References to Agreements and Laws..............................38
Section 1.06.  Times of Day...................................................38
Section 1.07.  Letter of Credit Amounts.......................................38

                                    ARTICLE 2
                      The Commitments and Credit Extensions

Section 2.01.  Committed Loans................................................39
Section 2.02.  Borrowings, Conversions and Continuations of Committed
        Loans.................................................................40
Section 2.03.  Letters of Credit..............................................42
Section 2.04.  Swing Line Loans...............................................51
Section 2.05.  Stop Issuance Notice...........................................55
Section 2.06.  Prepayments....................................................55
Section 2.07.  Termination or Reduction of Commitments........................57
Section 2.08.  Repayment of Loans.............................................58
Section 2.09.  Interest.......................................................59
Section 2.10.  Fees...........................................................60
Section 2.11.  Computation of Interest and Fees...............................61
Section 2.12.  Evidence of Debt...............................................61
Section 2.13.  Payments Generally.............................................62
Section 2.14.  Sharing of Payments............................................63

                                    ARTICLE 3
                     Taxes, Yield Protection and Illegality

Section 3.01.  Taxes..........................................................64
Section 3.02.  Illegality.....................................................65
Section 3.03.  Inability to Determine Rates...................................66
Section 3.04.  Increased Cost and Reduced Return; Capital Adequacy............66
Section 3.05.  Funding Losses.................................................67
Section 3.06.  Matters Applicable to all Requests for Compensation............68
Section 3.07.  Obligation To Mitigate.........................................68
Section 3.08.  Survival.......................................................68

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                                    ARTICLE 4
                    Conditions Precedent to Credit Extensions

Section 4.01.  Conditions of Initial Credit Extension.........................68
Section 4.02.  Conditions to all Credit Extensions............................74

                                    ARTICLE 5
                         Representations and Warranties

Section 5.01.  Existence, Qualification and Power; Compliance
        With Laws.............................................................75
Section 5.02.  Authorization; No Contravention................................75
Section 5.03.  Governmental Authorization; Other Consents.....................76
Section 5.04.  Binding Effect.................................................76
Section 5.05.  Financial Statements; No Material Adverse Effect...............76
Section 5.06.  Litigation.....................................................77
Section 5.07.  No Default.....................................................77
Section 5.08.  Ownership of Property; Liens...................................77
Section 5.09.  Environmental Compliance.......................................78
Section 5.10.  Insurance......................................................78
Section 5.11.  Taxes..........................................................78
Section 5.12.  ERISA Compliance...............................................78
Section 5.13.  Subsidiaries...................................................79
Section 5.14.  Margin Regulations; Investment Company Act; Public Utility
        Holding Company Act...................................................79
Section 5.15.  Disclosure.....................................................80
Section 5.16.  Compliance With Laws...........................................80
Section 5.17.  Tax Shelter Regulations........................................80
Section 5.18.  Intellectual Property; Licenses, Etc...........................81
Section 5.19.  Solvency.......................................................81
Section 5.20.  Collateral.....................................................81

                                    ARTICLE 6
                              Affirmative Covenants

Section 6.01.  Financial Statements...........................................81
Section 6.02.  Certificates; Other Information................................83
Section 6.03.  Notices........................................................85
Section 6.04.  Payment of Obligations.........................................86
Section 6.05.  Preservation of Existence, Etc.................................86
Section 6.06.  Maintenance of Properties......................................86
Section 6.07.  Maintenance of Insurance.......................................87
Section 6.08.  Compliance With Laws...........................................87
Section 6.09.  Books and Records..............................................87
Section 6.10.  Inspection Rights; Information Regarding Collateral............88
Section 6.11.  Use of Proceeds................................................89

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Section 6.12.  Additional Subsidiaries........................................89
Section 6.13.  Security Interests; Further Assurances.........................89
Section 6.14.  Interest Rate Protection.......................................90
Section 6.15.  Designated Senior Debt.........................................90

                                    ARTICLE 7
                               Negative Covenants

Section 7.01.  Liens..........................................................91
Section 7.02.  Investments....................................................92
Section 7.03.  Indebtedness; Off-Balance Sheet Liabilities....................95
Section 7.04.  Fundamental Changes............................................97
Section 7.05.  Dispositions...................................................97
Section 7.06.  Restricted Payments............................................98
Section 7.07.  Change in Nature of Business..................................100
Section 7.08.  Transactions With Affiliates..................................100
Section 7.09.  Burdensome Agreements.........................................101
Section 7.10.  Use of Proceeds...............................................102
Section 7.11.  Amendment Of Material Documents...............................102
Section 7.12.  Fiscal Periods................................................102
Section 7.13.  Financial Covenants...........................................102
Section 7.14.  Capital Expenditures..........................................105
Section 7.15.  Periods Of Less Than Four Fiscal Quarters; Pro-Forma
        Calculations.........................................................105

                                    ARTICLE 8
                         Events of Default and Remedies

Section 8.01.  Events of Default.............................................107
Section 8.02.  Remedies Upon Event of Default................................109
Section 8.03.  Application of Funds..........................................110

                                    ARTICLE 9
                                   The Agents

Section 9.01.  Appointment and Authorization.................................111
Section 9.02.  Delegation of Duties..........................................112
Section 9.03.  Liability of Agents...........................................112
Section 9.04.  Reliance by Agents............................................112
Section 9.05.  Notice of Default.............................................113
Section 9.06.  Credit Decision; Disclosure of Information by Agents..........113
Section 9.07.  Indemnification of Agents.....................................114
Section 9.08.  Agent in its Individual Capacity..............................114
Section 9.09.  Successor Administrative Agent................................115
Section 9.10.  Administrative Agent May File Proofs of Claim.................116

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Section 9.11.  Collateral and Guaranty Matters...............................116
Section 9.12.  Arrangers and Managers........................................117

                                   ARTICLE 10
                                  Miscellaneous

Section 10.01. Amendments, Etc...............................................117
Section 10.02. Notices and Other Communications; Facsimile Copies............119
Section 10.03. No Waiver; Cumulative Remedies................................121
Section 10.04. Attorney Costs, Expenses and Taxes............................121
Section 10.05. Indemnification by the Borrower...............................121
Section 10.06. Payments Set Aside............................................122
Section 10.07. Successors and Assigns........................................123
Section 10.08. Confidentiality...............................................127
Section 10.09. Set-Off.......................................................128
Section 10.10. Interest Rate Limitation......................................128
Section 10.11. Counterparts..................................................129
Section 10.12. Integration...................................................129
Section 10.13. Survival of Representations and Warranties....................129
Section 10.14. Severability..................................................129
Section 10.15. Tax Forms.....................................................130
Section 10.16. Removal and Replacement of Lenders............................132
Section 10.17. Delivery Of Term Lender Addenda...............................133
Section 10.18. GOVERNING LAW.................................................133
Section 10.19. WAIVER OF RIGHT TO TRIAL BY JURY..............................134
Section 10.20. ENTIRE AGREEMENT..............................................134

SIGNATURES...................................................................S-1

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SCHEDULES

   1.01A       Adjustments to EBITDA
   1.01B       Refinancing Indebtedness
   2.01        Commitments and Pro Rata Shares
   4.01        Jurisdictions of Organization and Foreign Qualifications
   5.05(b)     Supplement to Interim Financial Statements
   5.05(d)     Off-Balance Sheet Liabilities
   5.08        Existing Real Properties
   5.13        Subsidiaries and Other Equity Investments
   7.01        Existing Liens
   7.02        Existing Investments
   7.03        Existing Indebtedness
   7.08        Agreements with Affiliates
   10.02       Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

               Form of
   A           Committed Loan Notice
   B           Swing Line Loan Notice
   C           Note
   D           Compliance Certificate
   E           Assignment and Assumption
   F           Guarantee and Security Agreement
   G           Term Lender Addendum
   H           Opinion Matters


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                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of October 30, 2003, among KEYSTONE AUTOMOTIVE HOLDINGS, INC., a Delaware corporation ("Holdings"), KEYSTONE AUTOMOTIVE OPERATIONS, INC., a Pennsylvania corporation (the "Borrower"), each LENDER and registered assigns from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

     The Borrower has requested that the Lenders provide a revolving credit and term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                        Definitions and Accounting Terms

     Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition" means the acquisition, through a merger, by Holdings of all of the stock of the Borrower from its existing shareholders for an aggregate purchase price of $440,000,000 (of which at least $169,700,000 shall be paid in cash from the proceeds of the Equity Contribution) and related fees and expenses (but excluding payment of the Tax Refund and subject to certain other adjustments set forth in the Merger Agreement), on the terms and conditions set forth in the Merger Agreement.

     "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Advent" means Advent International Corp.

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     "Advent Advisory Agreement" means the Advisory Agreement dated the Closing
Date between the Borrower and Advent, as in effect on the Closing Date.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "Agents" means the Administrative Agent, the Documentation Agent and the Syndication Agent.

     "Agent-Related Persons" means the Agents, together with their Affiliates (including, in the case of Bank of America and UBS in their capacity as the Administrative Agent and the Syndication Agent, the Arrangers), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means the Aggregate Revolving Commitments and the Aggregate Term Commitments.

     "Aggregate Credit Exposures" means, at any time, the sum of the Aggregate Revolving Exposures at such time and the Aggregate Term Exposures at such time.

     "Aggregate Revolving Commitments" means the Revolving Commitments of all Revolving Lenders, which as of the Closing Date shall equal $50,000,000.

     "Aggregate Revolving Exposures" means, at any time, the sum of the Revolving Exposures at such time.

     "Aggregate Term Commitments" means the Term Commitments of all Term Lenders, which as of the Closing Date shall equal $115,000,000.

     "Aggregate Term Exposures" means, at any time, the sum of the Term Exposures at such time.

     "Aggregate Term Loans" means the Term Loans of all Term Lenders.

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     "Aggregate Unused Revolving Commitments" means, at any time, the amount by which the Aggregate Revolving Commitments exceed the sum, without duplication, of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, in each case at such time.

     "Agreement" means this Credit Agreement.

     "Applicable Rate" means (1) with respect to the Commitment Fee and any Revolving Loans, (i) for the first six months after the Closing Date, (A) with respect to the Commitment Fee, a rate per annum of 0.75%, (B) with respect to any Eurodollar Rate Revolving Loans, a rate per annum of 3.25%, and (C) with respect to any Base Rate Revolving Loans, a rate per annum of 2.25% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                                                Eurodollar   Base Rate
Pricing  Consolidated Leverage                  Revolving    Revolving
 Level           Ratio          Commitment Fee    Loans        Loans
-------  ---------------------  --------------  ----------   ---------
   1           **= 4.75                   0.75%       3.25%       2.25%
   2     **= 4.25 and * 4.75              0.75%       3.00%       2.00%
   3     **= 3.75 and * 4.25              0.50%       2.75%       1.75%
   4            * 3.75                    0.50%       2.50%       1.50%

(2) with respect to any Eurodollar Rate Term Loans, a rate per annum of 2.75% and (3) with respect to any Base Rate Term Loans, a rate per annum of 1.75%.

Each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until (but excluding) the date such Compliance Certificate is delivered.

The Applicable Rate with respect to any Incremental Term Loans shall be the rate specified in the Incremental Term Loan Amendment (as defined in Section 2.01(c)(ii)).

     "Approved Fund" has the meaning specified in Section 10.07(g).

     "Arrangers" means Banc of America Securities LLC and UBS Securities LLC, in their capacity as co-lead arrangers and joint book managers.

** denotes more than
 * denotes less than

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     "Asset Sale" means any Disposition by Holdings or any Subsidiary (including the Borrower), other than (i) Dispositions described in clauses (a), (b), (c),
(d), (e) and (f) of Section 7.05, (ii) the Retail Facilities Disposition or any Non-Core Disposition, to the extent the Net Cash Proceeds thereof are applied or contractually committed to be applied within 12 months after receipt thereof to purchase assets used or useful in the business of the Borrower and its Subsidiaries (other than pursuant to a Permitted Acquisition) or to finance a Permitted Acquisition in reliance on Section 7.02(f)(i) (and, at the end of such period, any amount of such Net Cash Proceeds not so applied shall be applied to repay the Loans in accordance with Section 2.06(d)), (iii) any Disposition or series of related Dispositions resulting in aggregate Net Cash Proceeds not exceeding (x) $1,000,000 for any single Disposition or series of related Dispositions or (y) $5,000,000 for all such Dispositions or series of related Dispositions consummated on or after the Closing Date, and (iv) any other Disposition described in Section 7.05 to the extent the Net Cash Proceeds thereof are applied or contractually committed to be applied within 12 months after receipt thereof to purchase assets used or useful in the business of the Borrower and its Subsidiaries (other than pursuant to a Permitted Acquisition) (and, at the end of such period, any amount of such Net Cash Proceeds not so applied shall be applied to repay the Loans in accordance with Section 2.06(d)).

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

     "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel (including, without limitation, with respect to third parties retained by such law firm or other external counsel in connection with this Agreement) and, without duplication, all expenses and disbursements of internal counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP as if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 28, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, which financial statements shall not be subject to any "going concern" or like qualifications or exceptions or any

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qualification or exception as to the scope of the audit conducted to prepare such financial statements.

     "Auto-Renewal Letter of Credit" has the meaning specified in Section 2.03(b)(iii).

     "Bain Advisory Agreement" means the Advisory Agreement dated the Closing Date between the Borrower and Bain Capital, as in effect on the Closing Date.

     "Bain Capital" means Bain Capital Partners, LLC.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Base Rate Revolving Loan" means a Revolving Loan that is a Base Rate Loan.

     "Base Rate Term Loan" means a Term Loan that is a Base Rate Loan.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrower's Cash Collateral Account" means a Cash Collateral Account of the Borrower established and maintained pursuant to Section 11 of the Security Agreement.

     "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

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     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Capex Basket Amount" means, for any fiscal year, an amount equal to (i) $8,000,000 (the "Base Amount") plus (ii) any portion of the Base Amount for the immediately previous fiscal year that was not expended in such previous fiscal year for Capital Expenditures or Permitted Acquisitions in reliance on clause
(f)(ii) of Section 7.02 (the "Carryover Amount"). Capital Expenditures and Permitted Acquisitions in reliance on clause (f)(ii) of Section 7.02 in any fiscal year shall be applied against the Carryover Amount for such fiscal year only to the extent the aggregate amount thereof exceeds the Base Amount for such fiscal year. Any Carryover Amount that is not expended in the first fiscal year in which it is available may not be carried over for expenditure in any subsequent fiscal year.

     "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Synthetic Lease Obligations incurred by Holdings and its Subsidiaries during such period; provided that Capital Expenditures for such period shall not include (i) a Permitted Acquisition permitted by Section 7.02(f), (ii) a leasehold improvement paid for by a Loan Party on premises leased by such Loan Party, but only to the extent such Loan Party has been reimbursed by the landlord under such leasehold within 60 days of the incurrence of such expenditure, (iii) any such additions to the extent financed with the Net Cash Proceeds of an Asset Sale or with Insurance Proceeds to the extent permitted by this Agreement or (iv) exchanges and trade-ins of equipment, in each case to the extent otherwise included in "Capital Expenditures" for such period.

     "Cash Collateralize" has the meaning specified in Section 2.03(g).

     "Change of Control" means an event or series of events by which:

          (a) after an Initial Public Offering is consummated, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or

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     group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time; "beneficially own" has the corresponding meaning), directly or indirectly, of a greater percentage of the Voting Securities of Holdings on a fully-diluted basis (and taking into account all such Voting Securities that such person or group has the right to acquire pursuant to any option right) than the percentage of such Voting Securities beneficially owned by the Sponsor or (ii) the Sponsor ceases to beneficially own, directly or indirectly, at least 25% of the Voting Securities of Holdings on a fully-diluted basis (and taking into account all such Voting Securities that such person or group has the right to acquire pursuant to any option right);

          (b) before an Initial Public Offering is consummated, the Sponsor ceases to be the "beneficial owner", directly or indirectly, of at least 51% of the Voting Securities of Holdings on a fully-diluted basis (and taking into account all such Voting Securities that the Sponsor has the right to acquire pursuant to any option right);

          (c) at any time from or after the consummation of an Initial Public Offering, during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings or the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

          (d) Holdings ceases to be the "beneficial owner", directly or indirectly, of 100% of the Voting Securities of the Borrower; or

          (e) the occurrence of a "Change of Control" under the Senior Subordinated Notes.

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     "Class" (a) when used with respect to Lenders, refers to whether such
Lenders are Revolving Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether to such Commitments are Revolving Commitments or Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans.

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(c), waived by the Person entitled to receive the applicable payment).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means any and all "Collateral", as defined in any Security Document.

     "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Security Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Closing Date, a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

          (b) all outstanding Equity Interests in the Borrower and its Subsidiaries owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Agreement (except that the Loan Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any Foreign Subsidiary) and the Administrative Agent shall have received all certificates or other instruments in existence representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all documents and instruments, including UCC financing statements and Mortgages, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

          (d) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized

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     title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

          (e) each Loan Party shall have obtained all consents and approvals reasonably required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder;

          (f) each Loan Party shall have taken all other action reasonably required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder; and

          (g) any warehousemen, bailees or other similar Persons holding Collateral (including inventory) owned by the Loan Parties, shall have entered into agreements acknowledging the Transaction Liens, waiving any Liens in their favor and acknowledging the rights of the Administrative Agent under the Security Agreement.

     "Commitment" means a Revolving Commitment, Term Commitment, or any combination thereof (as the context requires).

     "Commitment Fee" has the meaning specified in Section 2.10(a).

     "Commitment Letter" means the Commitment Letter dated October 17, 2003 among Bain Capital, Bank of America, Banc of America Bridge LLC, Banc of America Securities LLC, UBS and UBS Loan Finance LLC.

     "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and Class and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to
Section 2.01(a) or (b).

     "Committed Loan" means a Revolving Loan or a Term Loan.

     "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

                                        9
                        Keystone Senior Credit Agreement

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     "Compensation Period" has the meaning specified in Section 2.13(c)(ii).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

     "Consolidated Adjusted EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income or other similar taxes (including franchise taxes) payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income,
(iv) other expenses set forth on Schedule 1.01A in amounts that shall not exceed, in the aggregate for the Borrower and its Subsidiaries during each fiscal quarter set forth on Schedule 1.01A, the amount set forth opposite such fiscal quarter, (v) management fees paid pursuant to the Bain Advisory Agreement or the Advent Advisory Agreement, (vi) solely for any fiscal quarter ending after the Closing Date in the 2003 fiscal year and any fiscal quarter ending in the 2004 fiscal year, consulting fees and expenses with respect to operational consulting services provided to the Borrower with respect to the Acquisition in an aggregate amount not to exceed $1,250,000, (vii) transaction bonuses paid with respect to the Acquisition, (viii) transition costs with respect to the Acquisition in an aggregate amount not to exceed $300,000, (ix) any non-capitalized transactions costs, fees and expenses incurred with respect to any Permitted Acquisition (or with respect to any prospective Permitted Acquisition which is not consummated), any one-time payments made in connection with any Permitted Acquisition, so long as such one-time payments are contemplated to be made at the time of consummation of such Permitted Acquisition and are set forth in the Permitted Acquisition Certificate with respect to such Permitted Acquisition and, to the extent not included in
Schedule 1.01A, any non-capitalized transactions costs, fees and expenses incurred with respect to the Acquisition, (x) any non-cash charges (including deferred financing fees) to the extent they will not result in a cash charge in any future period, (xi) any extraordinary items (including losses), and (xii) any unusual and non-recurring expenses or losses but only to the extent that the amounts in this clause (xii) in the aggregate do not exceed 10% of Core EBITDA for such period, and minus (b) without duplication, the following to the extent included in calculating such Consolidated Net Income: (i) any extraordinary items (including gains), and (ii) any unusual and non-recurring income or gains but only to the extent that the amounts in this clause (ii) in the aggregate do not exceed 10% of Core EBITDA for such period, in the case of all the clauses set forth above determined in accordance with GAAP. "Core EBITDA" means, for any period, "Consolidated Adjusted EBITDA" calculated in accordance with this definition but without giving effect to clauses (a)(xii) and (b)(ii) hereof.

                                       10
                        Keystone Senior Credit Agreement

     "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the period of the four prior fiscal quarters ending on such date minus Capital Expenditures for such period to (b) Consolidated Fixed Charges for such period plus the amount of cash payments made during such period by the Borrower and its Subsidiaries in respect of federal, state, local and foreign income taxes.

     "Consolidated Fixed Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) Consolidated Interest Charges for such period, (b) the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Borrower and its Subsidiaries (except payments made by the Borrower or any Subsidiary to the Borrower or any Subsidiary), which payments, with respect to the Term Loans, shall be those made pursuant to Section 2.08(b) in the amounts set forth therein (as such amounts shall have been reduced pursuant to Section 2.08(c)), and (c) the aggregate amount of principal payments (except scheduled principal payments) made during such period in respect of Long-Term Indebtedness of the Borrower and its Subsidiaries (other than the Loans), to the extent that such payment reduced any scheduled principal payments that would have become due within one year after the date of such payment.

     "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum, without duplication, of all Funded Indebtedness of the Borrower and its Subsidiaries on such date.

     "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all cash interest, premium payments, debt discount, charges and related fees and expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

     "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the period of the four fiscal quarters most

                                       11
                        Keystone Senior Credit Agreement
recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b).

     "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, (i) the net income of the Borrower and its Subsidiaries for such period minus (or plus) to the extent included in such net income for such period, amounts attributable to any writeup (or writedown) of inventory in connection with the consummation of the Acquisition and any other non-cash purchase price accounting adjustments in connection with the consummation of the Acquisition minus (or plus) (iii) to the extent included in such net income for such period, amounts attributable to any writeup (or writedown) of assets and any other non-cash purchase price accounting adjustments in connection with the consummation of any Permitted Acquisition, in the case of all the clauses set forth above, determined in accordance with GAAP.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Debt Incurrence" means the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness described in clauses (a) through (o), inclusive, of Section 7.03.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

                                       12
                        Keystone Senior Credit Agreement

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Documentation Agent" means PNC Bank, National Association in its capacity as documentation agent under any of the Loan Documents, or any successor documentation agent.

     "Dollar" and "$" mean lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary that is not a Foreign
Subsidiary.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders and decrees, and any and all restrictions, limits, terms or conditions contained in permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, in each case relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and wastewater discharges.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                                       13
                        Keystone Senior Credit Agreement

     "Equity Contribution" means the contribution of at least $175,000,000 in cash and securities to Holdings by the Equity Investors (of which at least $169,700,000 shall be in cash).

     "Equity Interests" means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.

     "Equity Investors" means the Sponsor, Advent and its Affiliates, Randolph Street Partners VI, and Bear Stearns Merchant Banking and its Affiliates, and certain members of senior management of the Borrower and its Subsidiaries.

     "Equity Issuance" means any issuance of Equity Interests, or any receipt of a capital contribution, by any Loan Party, in each case after the Closing Date, other than (i) any such issuance to or receipt from another Loan Party, (ii) any capital contribution required to be made to repay Indebtedness under the Holdings Term Loan Agreement, (iii) any such issuance to the Equity Investors,
(iv) any such issuance to members of management or employees of the Borrower and its Subsidiaries, and (v) any such issuance constituting consideration for a Permitted Acquisition made in reliance on Section 7.02(f).

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Holdings or the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Holdings, the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings, the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of an amendment to a Pension Plan or a Multiemployer Plan as a termination under Sections 4041 or 4041A of ERISA, as applicable, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not

                                       14
                        Keystone Senior Credit Agreement
delinquent under Section 4007 of ERISA, upon Holdings, the Borrower or any ERISA Affiliate.

     "Eurodollar Base Rate" has the meaning specified in the definition of "Eurodollar Rate".

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                Eurodollar Base Rate
     Eurodollar Rate =   ------------------------------------
                         1.00 - Eurodollar Reserve Percentage
          Where,

          "Eurodollar Base Rate" means, for such Interest Period:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                                       15
                        Keystone Senior Credit Agreement

     "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Rate Revolving Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Rate Term Loan" means a Term Loan that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" has the meaning specified in Section 8.01.

     "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

          (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to any Disposition permitted under Section 7.05; plus

          (b) depreciation, amortization and other non cash charges or losses deducted in determining Consolidated Net Income for such fiscal year; plus

          (c) the amount, if any, by which Net Working Capital decreased during such fiscal year (or minus the amount, if any, by which Net Working Capital increased during such fiscal year) other than any such increase to the extent attributable to a reduction in tax liabilities as a result of a non-cash realization of the Tax Refund; minus

          (d) the net amount of non-cash gains (or plus the net amount of non-cash losses), in each case included in determining Consolidated Net Income for such fiscal year (as adjusted pursuant to clause (a) above); minus

          (e) the amount of (x) cash Capital Expenditures for such fiscal year made in accordance with Section 7.14 (except to the extent financed by incurring Long-Term Indebtedness or with the proceeds of Equity

                                       16
                        Keystone Senior Credit Agreement

     Issuances to the Equity Investors) and (y) cash consideration with respect to Permitted Acquisitions consummated in reliance on Section 7.02(f) (except to the extent financed with the proceeds of Equity Issuances to the Equity Investors) in such fiscal year; minus

          (f) the amount of Restricted Payments made during such fiscal year permitted under Section 7.06 and Investments made in reliance on Sections 7.02(b), 7.02(k) and 7.02(m) during such fiscal year, but in each case only to the extent made in cash; minus

          (g)  the cash amount of the Tax Refund; minus

          (h) the aggregate principal amount of Long-Term Indebtedness repaid by the Borrower and its Subsidiaries during such fiscal year, excluding (i) repayments of Indebtedness in respect of Revolving Loans and Letters of Credit except for any such repayment required to be made and actually made as a result of a permanent reduction of the Aggregate Revolving Commitments, (ii) mandatory prepayments of Loans pursuant to Section 2.06(f) and (iii) repayments of Long-Term Indebtedness to the extent financed by incurring other Indebtedness.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of March 6, 1998, as amended, among the Borrower, any Additional Borrowers party thereto, First Union National Bank, as administrative agent, and a syndicate of lenders, as in effect immediately prior to the Closing Date.

     "Extraordinary Receipt" means any cash received by or paid to or for the account of any Loan Party in respect of (i) pension plan reversions, (ii) Insurance Proceeds (including, without limitation, proceeds of any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost revenues or earnings and excluding key man life insurance proceeds to the extent applied to make a Restricted Payment in reliance on Section 7.06(e)), (iii) condemnation awards (and payments in lieu thereof), (iv) indemnity payments and any purchase price adjustment received in connection with any purchase agreement, (v) tax refunds and (vi) in connection with the granting of any option for any Disposition (to the extent not included in the "Net Cash Proceeds" of such Disposition); provided, however, that an Extraordinary Receipt shall not include (A) cash receipts received from Insurance Proceeds, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent (x) that the amount of such Insurance Proceeds with respect to any single casualty event or series of related casualty events or single condemnation award is less than $250,000 or
(y) that such Insurance Proceeds, awards or payments are applied or contractually committed to be applied, (or in respect of which expenditures were previously incurred) to purchase assets that are used or useful in the business of the Borrower

                                       17
                        Keystone Senior Credit Agreement
and its Subsidiaries, so long as (1) such application is made within 12 months after the receipt of proceeds in respect of such damage or loss, and (2) pending such application, all such proceeds in excess of $3,000,000 plus the principal amount of Revolving Loans then outstanding) in the aggregate are on deposit in the Insurance Proceeds Account or (B) amounts received or realized in respect of the Tax Refund.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated October 17, 2003, among the Borrower, the Administrative Agent and the Arrangers.

     "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

     "Foreign Subsidiary" means any Subsidiary that (i) is not organized under the laws of the United States, any State or the District of Columbia or any political subdivision thereof and (ii) is a "controlled foreign corporation" under the Code.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Fund" has the meaning specified in Section 10.07(g).

     "Funded Indebtedness" of any Person means (a) the outstanding principal amount of all obligations of such Person, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness of such Person, (c) all direct obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and other accrued non-debt liabilities in the ordinary course of business), (e) Attributable Indebtedness of such Person in respect of capital leases and Synthetic Lease

                                       18
                        Keystone Senior Credit Agreement

Obligations, (f) without duplication, all Guarantees of such Person with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than such Person or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or any Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary; provided that "Funded Indebtedness" shall not include any earnouts or other amounts constituting the payment of deferred purchase price with respect to any Permitted Acquisition permitted pursuant to Section 7.02(f) and the amount of which is based on, or calculated by reference to, bona fide financial or other operating performance, unless and until such earnouts or other amounts would be reflected as a liability on the balance sheet of such Person in accordance with GAAP if such balance sheet were prepared at such time.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any

                                       19
                        Keystone Senior Credit Agreement

Indebtedness or such other obligation of any other Person, whether or not such Indebtedness or such other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guarantors" means, collectively, Holdings and each Domestic Subsidiary of the Borrower.

     "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders pursuant to the Security Agreement.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Holdings" has the meaning specified in the introductory paragraph hereto.

     "Holdings Administrative Advances" means any unsecured loans or advances made by the Borrower to Holdings so long as the proceeds thereof are used for general administrative costs and expenses incurred by Holdings to the extent attributable to its capacity as a holding company of the Borrower.

     "Holdings Term Exposures" means, at any time, (i) the "Aggregate Term Commitments" under the Holdings Term Loan Agreement at such time if then in effect and (ii) otherwise, the "Aggregate Term Loans" under the Holdings Term Loan Agreement at such time.

     "Holdings Term Lenders" means the "Lenders" under the Holdings Term Loan Agreement.

     "Holdings Term Loan Agreement" means the Loan Agreement dated as of the date hereof among Holdings, Bank of America and UBS Loan Finance LLC providing for a term loan in an aggregate principal amount not to exceed $3,500,000.

     "Holdings Term Loan Documents" means the Holdings Term Loan Agreement and all other instruments, agreements and other documents evidencing

                                       20
                        Keystone Senior Credit Agreement
or governing the loans thereunder or providing for any Guarantee or other right in respect thereof.

     "Honor Date" has the meaning specified in Section 2.03(c)(i).

     "ICC" has the meaning specified in Section 2.03(h).

     "Increased-Cost Lender" has the meaning specified in Section 10.16(a)(i).

     "Incremental Term Commitment" has the meaning specified in Section 2.01(c).

     "Incremental Term Lender" has the meaning specified in Section 2.01(c).

     "Incremental Term Loan" has the meaning specified in Section 2.01(c).

     "Incremental Term Loan Amendment" has the meaning specified in Section 2.01(c).

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c)  net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and other accrued non-debt liabilities in the ordinary course of business);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f)  capital leases and Synthetic Lease Obligations; and

                                       21
                        Keystone Senior Credit Agreement

          (g)  all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning specified in Section 10.05.

     "Indemnitees" has the meaning specified in Section 10.05.

     "Information" has the meaning specified in Section 10.08.

     "Initial Public Offering" means an initial primary underwritten public offering of the common stock of Holdings at any time after the Closing Date, other than any public offering or sale pursuant to a registration statement on Form S-4, S-8 or a comparable or successor form.

     "Insurance Proceeds" means any proceeds received from insurance maintained by or on behalf of Holdings or any Subsidiary (including the Borrower) and relating to claims with respect to losses of Holdings or such Subsidiary (including the Borrower), whether such proceeds are payable to Holdings, such Subsidiary (including the Borrower) or to the Administrative Agent, net of amounts of the type described in clauses (A), (B) and (C) of clause (a)(ii) of the definition of "Net Cash Proceeds" with respect to the loss giving rise to receipt of such proceeds.

     "Insurance Proceeds Account" means the account established pursuant to the Security Agreement and designated as the "Insurance Proceeds Account."

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Maturity Date or the Term Loan Maturity Date, as the case may be; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Revolving Maturity Date or the Term Loan Maturity Date, as the case may be.

                                       22
                        Keystone Senior Credit Agreement

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) (i) no Interest Period as to any Revolving Loan shall extend beyond the Revolving Maturity Date and (ii) no Interest Period as to any Term Loan shall extend beyond the Term Loan Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP Rights" has the meaning specified in Section 5.18.

     "IRS" means the United States Internal Revenue Service.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                                       23
                        Keystone Senior Credit Agreement

     "L/C Advance" means, with respect to each Revolving Lender, such Revolving Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings.

     "Lender" means a Revolving Lender or a Term Lender.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit or a commercial letter of credit.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and

                                       24
                        Keystone Senior Credit Agreement
any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan" means an extension of credit by a Lender to the Borrower under
Article 2 in the form of a Committed Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, each Note, the Fee Letter and the Security Documents.

     "Loan Parties" means, collectively, the Borrower, Holdings and each other Guarantor.

     "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Maximum Rate" has the meaning specified in Section 10.10.

     "Merger Agreement" means the Agreement and Plan of Merger dated August 29, 2003 by and among Holdings, Keystone Merger Sub, Inc., the Borrower and Lage LLC, as holder representative (including all schedules and exhibits thereto), without giving effect to any amendment thereof or waiver thereunder unless consented to by the Required Lenders.

     "Minimum Availability" means, on the date of any Borrowing of Revolving Loans the proceeds of which are to be applied to finance a Permitted Acquisition, the minimum liquidity amount set forth in the Minimum Availability Certificate delivered with respect thereto.

     "Minimum Availability Certificate" means a certificate of the chief financial officer of the Borrower setting forth the estimated amount of liquidity necessary to conduct the business of the Borrower and its Subsidiaries for the next four consecutive fiscal quarters (including the fiscal quarter in which such certificate is delivered) in a manner consistent with the projections delivered to the Lenders prior to the Closing Date (and taking into account, among other things, any proposed acquisitions and capital expenditures), such estimate to be made in good faith and on the basis of the projected summary balance sheet,

                                       25
                        Keystone Senior Credit Agreement
income statement and statement of cash flows for the Borrower and its Subsidiaries which is to be attached to such certificate and be prepared on the basis of assumptions believed by the management of the Borrower to be reasonable at the time of preparation thereof.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage must be reasonably satisfactory in form and substance to the Administrative Agent.

     "Mortgaged Property" means each parcel of real property and improvements thereto owned by a Loan Party that is either (i) identified as a Mortgaged Property on Schedule 5.08 or (ii) subject to a Transaction Lien granted after the Closing Date pursuant to Section 6.12 or 6.13.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings, the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Net Cash Proceeds" means:

          (a) with respect to any Disposition or Extraordinary Receipt, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Disposition or Extraordinary Receipt (including any cash received by way of deferred payment pursuant to, or by monetization of or other cash realization upon, a note receivable or other non-cash consideration, but only as and when so received) over (ii) the sum of (A) the principal, interest, premiums, penalties and other amounts due under any Indebtedness that is secured by such asset and that is required to be repaid in connection with such event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Borrower or any Subsidiary in connection with any Disposition or Extraordinary Receipt,
     (C) taxes reasonably estimated to be actually payable with respect to the taxable year in which such Disposition or Extraordinary Receipt occurred as a result of any gain recognized in connection therewith and (D) amounts reasonably expected to be payable prior to the Term Loan Maturity Date pursuant to customary escrow arrangements, purchase price adjustments or indemnification agreements in connection with any Asset Sale (as estimated in good faith by a Responsible Officer of the applicable Loan Party and set forth in a

                                       26
                        Keystone Senior Credit Agreement
     certificate delivered to the Administrative Agent prior to the consummation of such Disposition); and

          (b) with respect to any Debt Incurrence or Equity Issuance, the excess of (i) the sum of the cash and cash equivalents received in connection with such event over (ii) the underwriting discounts and commissions (including equity kickers issued in conjunction with any Debt Incurrence), and other out-of-pocket fees and expenses, incurred by Holdings and its Subsidiaries in connection with such sale.

     "Net Working Capital" means, at any date, (a) the consolidated current assets of Holdings and its Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings and its Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

     "Non-Consenting Lender" has the meaning specified in Section 10.16(a)(iii).

     "Non-Core Disposition" means any Disposition of non-core assets acquired pursuant to a Permitted Acquisition.

     "Nonrenewal Notice Date" has the meaning specified in Section 2.03(b)(iii).

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

     "Obligations" means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit and (ii) all obligations of any Loan Party arising under any Swap Contracts to which a Lender or its Affiliate is a party, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its

                                       27
                        Keystone Senior Credit Agreement

Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws);
(b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" has the meaning specified in Section 3.01(b).

     "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "ownership interests" has the meaning specified in Section 4.01(e).

                                       28
                        Keystone Senior Credit Agreement

     "Participant" has the meaning specified in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Perfection Certificate" means a certificate in the form of Exhibit E to the Security Agreement or any other form approved by the Administrative Agent.

     "Permitted Acquisition" means the purchase or other acquisition of capital stock or other securities of another Person or of assets of another Person that constitute a business unit; provided that (i) prior to and after giving effect to such purchase or acquisition, (x) no Default with respect to any obligation described in Section 8.01(a) or any covenant or agreement described in Section 8.01(b), and no Event of Default under any other clause of Section 8.01, in each case calculated on a pro-forma basis in accordance with Section 7.15(b) after giving effect to such purchase or other acquisition, shall have occurred and be continuing and (y) the Loan Parties shall be in compliance with all of the covenants contained in Section 7.13, calculated on a pro forma basis in accordance with Section 7.15(b) after giving effect to such purchase or acquisition and (ii) the Borrower shall have delivered to the Administrative Agent at least five Business Days prior to the date of proposed consummation of such purchase or other acquisition, a Permitted Acquisition Certificate.

     "Permitted Acquisition Certificate" means, with respect to any Permitted Acquisition, a certificate of a Responsible Officer certifying compliance with the conditions set forth in clauses (x) and (y) of the definition thereof with respect to such Permitted Acquisition, and setting forth (i) which clauses of
Section 7.02(f) such Permitted Acquisition is made in reliance on and a calculation in reasonable detail of compliance with any applicable basket amounts in such Section being used to consummate such Permitted Acquisition,
(ii) at the Borrower's option, any one-time payments contemplated to be made at the time of the consummation of such Permitted Acquisition, and (iii) at the Borrower's option, synergies or cost reductions as reasonably estimated by the Borrower in good faith and on the basis of reasonable assumptions to be realized within 12 months of the date of consummation of such Permitted Acquisition.

     "Permitted Investments" means investments in:

                                       29
                        Keystone Senior Credit Agreement

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

          (b) marketable direct obligations issued by any State or any political subdivision or public instrumentality thereof, in each case maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) commercial paper maturing within 360 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (d) certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof, or any United States branch of a bank that is organized under the laws of another jurisdiction, in each case which has a combined capital and surplus and undivided profits of at least $500,000,000;

          (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d) above;

          (f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500,000,000; and

          (g) mutual funds that invest substantially all of their assets in securities of the types described in clauses (a) through (f) above.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower.

     "PNC" means PNC Bank, National Association.

                                       30
                        Keystone Senior Credit Agreement

     "Pre-Commitment Information" means all information (including financial projections) that was provided to the Arrangers or any of the Lenders by the Sponsor, Holdings, the Borrower, the Subsidiaries or any of their respective representatives (or on their behalf) prior to the date of the Commitment Letter in connection with any aspect of the Transaction.

     "Pro Rata Share" means (a) with respect to each Revolving Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of such Revolving Lender at such time and the denominator of which is the amount of the Aggregate Revolving Exposures at such time and (b) with respect to each Term Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Exposure of such Term Lender at such time and the denominator of which is the amount of the Aggregate Term Exposures at such time. The initial Pro Rata Shares of each Revolving Lender and each Term Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Refinancing" means the repayment of the Indebtedness of the Borrower and its Subsidiaries listed on Schedule 1.01B.

     "Register" has the meaning specified in Section 10.07(c).

     "Replacement Lender" has the meaning specified in Section 10.16(b)(ii).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Credit Exposures (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that Term Exposure or Revolving Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Required Revolving Lenders" means, as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Exposures (with the aggregate amount of each Revolving Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed

                                       31
                        Keystone Senior Credit Agreement

"held" by such Revolving Lender for purposes of this definition); provided that Revolving Exposures held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

     "Required Term Lenders" means, as of any date of determination, Term Lenders having more than 50% of the Aggregate Term Exposures; provided that Term Exposures held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

     "Responsible Officer" means, with respect to any Person, the chief executive officer, president or chief financial officer of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (ii) any voluntary or optional payment of principal in respect of Indebtedness (other than (A) any such prepayment of Indebtedness under the Loan Documents and (B) any such prepayment in connection with a refinancing or replacement of such Indebtedness otherwise permitted hereunder) or (iii) so long as any Event of Default exists or would result therefrom, any mandatory payment of principal, or offer of payment, in respect of Indebtedness subordinated in right of payment to the Obligations.

     "Retail Facilities Disposition" means a Disposition of the retail operations of the Borrower and its Subsidiaries.

     "Retail Facilities Proceeds Account" means the account established pursuant to the Security Agreement and designated as the "Retail Facilities Proceeds Account."

     "Revolving Availability Period" means the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and
(c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to
Section 8.02.

     "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase

                                       32
                        Keystone Senior Credit Agreement
participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name in the column entitled "Revolving Commitment" on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Revolving Exposures" means, at any time, the sum of (i) the unused portion of the Aggregate Revolving Commitments then in effect and (ii) the Total Revolving Outstandings at such time.

     "Revolving Lender" means a Lender with a Revolving Commitment or an outstanding Revolving Loan and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "Revolving Loan" has the meaning specified in Section 2.01(a).

     "Revolving Maturity Date" means October 30, 2008.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Secured Guarantee" has the meaning specified in Section 1 of the Security Agreement.

     "Secured Obligations" has the meaning specified in Section 1 of the Security Agreement.

     "Secured Parties" has the meaning specified in Section 1 of the Security Agreement.

     "Security Agreement" means the Guarantee and Security Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit F.

     "Security Documents" means the Security Agreement, the Mortgages and each other security agreement, instrument or document executed and delivered pursuant to Section 6.12 or 6.13 to secure any of the Secured Obligations.

     "Senior Subordinated Notes" means senior subordinated unsecured notes of the Borrower issued on the Closing Date in an aggregate principal amount of up to $175,000,000.

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                        Keystone Senior Credit Agreement

     A Person is "Solvent" if (a) the fair value of the assets of such Person, at a fair valuation, exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Person exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted.

     "Sponsor" means (i) Bain Capital, LLC and (ii) any fund that is managed or administered by Bain Capital, LLC or one of its Affiliates.

     "Stop Issuance Notice" has the meaning specified in Section 2.05.

     "Subordinated Debt Documents" means the indenture under which the Senior Subordinated Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Subordinated Notes or providing for any Guarantee or other right in respect thereof.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master

                                       34
                        Keystone Senior Credit Agreement

Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

     "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

     "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

     "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "Swing Line Loan" has the meaning specified in Section 2.04(a).

     "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

     "Syndication Agent" means UBS, in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Tax Refund" means a tax refund received by the Borrower or a reduction in cash tax payments otherwise required to be made by the Borrower and its Subsidiaries with respect to any taxable period ending on or before December 31, 2004, which reduction is realized after the Closing Date as a result of tax deductions available as a result of the consummation of the Acquisition, including without limitation due to the exercise of options or the sale of stock in

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                        Keystone Senior Credit Agreement
connection with the Acquisition and any bonuses paid by the Borrower or any of its Subsidiaries as a result of the Acquisition.

     "Taxes" has the meaning specified in Section 3.01(a).

     "Term Commitment" means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name in the column entitled "Term Commitment" on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Term Exposures" means, at any time, (i) the Aggregate Term Commitments at such time if then in effect and (ii) otherwise, the Aggregate Term Loans at such time.

     "Terminated Lender" has the meaning specified in Section 10.16(a).

     "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

     "Term Lender Addendum": an instrument, substantially in the form of Exhibit G, by which a Term Lender becomes a party to this Agreement as of the Closing Date.

     "Term Loan" has the meaning specified in Section 2.01(b).

     "Term Loan Maturity Date" means October 30, 2009.

     "Threshold Amount" means $5,000,000.

     "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

     "Transaction" means, collectively, (i) the Acquisition, (ii) the Equity Contribution, (iii) the entering into of this Agreement and the funding of the Loans, (iv) the issuance and sale of the Senior Subordinated Notes, (v) the Refinancing and (vi) all transactions related hereto or thereto.

     "Transaction Liens" means the Liens on Collateral granted by the Loan Parties under the Security Documents.

     "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

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                        Keystone Senior Credit Agreement

     "UBS" means UBS Securities LLC.

     "UCC" has the meaning specified in Section 1 of the Security Agreement.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

     "Voting Securities" means, with respect to any Person, Equity Interests of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person.

     Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)  (i)   The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     Section 1.03. Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all

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                        Keystone Senior Credit Agreement
financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP as applied prior to such change.

     Section 1.04. Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     Section 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     Section 1.07. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

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                        Keystone Senior Credit Agreement

                                    ARTICLE 2
                      The Commitments and Credit Extensions

     Section 2.01. Committed Loans. (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Revolving Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this
Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (b) Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan (each such loan, a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of such Lender's Term Commitment. The Term Commitments are not revolving in nature, and amounts repaid in respect of Term Loans may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (c) Incremental Term Loan Facility. (i) In addition to Borrowings of Term Loans pursuant to Section 2.01(b), at any time and from time to time so long as, before and after giving effect to any Loans under this Section 2.01(c), no Default shall have occurred and be continuing, the Borrower may, by notice to the Administrative Agent, request that one or more Persons (which may include any Lender) offer, in their sole discretion, to enter into commitments ("Incremental Term Commitments") to make additional Term Loans, which shall be used only to fund Permitted Acquisitions permitted under Section 7.02(f), in an aggregate principal amount not to exceed $20,000,000 ("Incremental Term Loans"); it being understood that, the consent of the Administrative Agent to such Person becoming a Lender hereunder shall be required to the extent such consent would be required by Section 10.07(b) if such Person was an assignee of Term Loans.

          (ii) If any such Persons and the Borrower agree as to the terms on which such Incremental Term Commitments shall be available, including the amount of such Incremental Term Commitments and the Applicable Rate applicable to outstanding Incremental Term Loans, the

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                        Keystone Senior Credit Agreement

     Borrower, such Persons (the "Incremental Term Lenders") and the Administrative Agent shall execute and deliver an appropriate amendment (the "Incremental Term Loan Amendment"), and thereafter the Incremental Term Lenders shall be obligated, subject to the terms and conditions set forth herein, to make Incremental Term Loans to the Borrower under this Agreement in amounts equal to their respective Incremental Term Commitments as specified in the Incremental Term Loan Amendment.

          (iii) From and after the execution of the Incremental Term Loan Amendment, (A) for purposes of this Agreement, any Incremental Term Commitments shall be "Term Commitments" hereunder, any Incremental Term Lenders shall be "Term Lenders" hereunder and any Incremental Term Loans shall be "Term Loans" hereunder, in each case subject to the terms of this Agreement, and (B) the amount of each scheduled prepayment of the Term Loans to be made pursuant to Section 2.08(b) after the date such Incremental Term Loans are made (the "Applicable Incremental Term Loans") shall be increased by an amount equal to the Applicable Percentage of the aggregate principal amount of the Applicable Incremental Term Loans. "Applicable Percentage" means, with respect to each scheduled prepayment of Term Loans to be made pursuant to Section 2.08(b), the aggregate principal amount of the Term Loans to be repaid on such prepayment date (without giving effect to any reduction thereof pursuant to Section 2.08(c)) divided by the aggregate principal amount of the Term Loans then outstanding, expressed as a percentage and calculated prior to giving effect to the making of the Applicable Incremental Term Loans.

     Section 2.02. Borrowings, Conversions and Continuations of Committed Loans.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone or electronic mail. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic or electronic mail notice by the Borrower pursuant to this Section 2.02(a)must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of

                                       40
                        Keystone Senior Credit Agreement

$1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic, by electronic mail or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type and Class of Committed Loans to be borrowed or the Type of Committed Loans to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) with respect to any Borrowing of Revolving Loans, whether the proceeds of such Loans are to be applied to finance a Permitted Acquisition. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any

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                        Keystone Senior Credit Agreement
such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be made in good faith and shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than (i) six Interest Periods in effect with respect to Committed Loans or (ii) two Interest Periods in effect with respect to Term Loans. In addition, two additional Interest Periods may be in effect with respect to Incremental Term Loans.

     (f) Notwithstanding anything to the contrary in this Section 2.02, the Borrower may not select (i) a Eurodollar Rate Borrowing for any Borrowing hereunder to be made on the Closing Date or (ii) at any time from the date hereof to the date which is 90 days from the Closing Date (or such earlier date as shall be specified by the Administrative Agent in its sole discretion in a written notice to the Borrower and the Lenders), Interest Periods for Eurodollar Rate Loans that have a duration of more than one month.

     Section 2.03. Letters of Credit.

     (a)  The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein and so long as no Stop Issuance Notice is in effect, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, which Letters of Credit may be on behalf of any Domestic Subsidiary, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving

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                        Keystone Senior Credit Agreement

     Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Revolving Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Lenders have approved such expiry date;

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                        Keystone Senior Credit Agreement

               (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date;

               (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

               (E) such Letter of Credit is in an initial amount less than $100,000, or is to be denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
     (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer
     (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                                       44
                        Keystone Senior Credit Agreement

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone, electronic mail or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if
     (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, electronic mail or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

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                        Keystone Senior Credit Agreement

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c)  Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Revolving Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone or electronic mail if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Revolving Loans

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                        Keystone Senior Credit Agreement
     because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any

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                        Keystone Senior Credit Agreement

     Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d)  Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or

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                        Keystone Senior Credit Agreement
     any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any

                                       49
                        Keystone Senior Credit Agreement
document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

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                        Keystone Senior Credit Agreement

     (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate for Eurodollar Revolving Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 0.25% times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears and shall be due and payable at the same times as the related letter of credit fees. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     Section 2.04. Swing Line Loans.

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                        Keystone Senior Credit Agreement

     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender's Pro Rata Share times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or electronic mail. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic or electronic mail notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic or electronic mail Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or electronic mail or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or electronic mail or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or electronic mail or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the

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                        Keystone Senior Credit Agreement
limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 (and, if such Letter is to be issued on the Closing Date, Section 4.01) is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

     (c)  Refinancing of Swing Line Loans.

          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Revolving Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Revolving Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section
     4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
     Section 2.04(c)(i) shall be deemed payment in respect of such participation.

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                        Keystone Senior Credit Agreement

          (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

          (iv) Each Revolving Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
     Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d)  Repayment of Participations.

          (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
     10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender

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                        Keystone Senior Credit Agreement
     shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     Section 2.05. Stop Issuance Notice. If the Required Lenders determine at any time that the conditions set forth in Section 4.02 in respect of an issuance of a Letter of Credit would not be satisfied at such time, then the Required Lenders may request that the Administrative Agent issue a "Stop Issuance Notice", and the Administrative Agent shall issue such notice to the L/C Issuer and the Swing Line Lender. Such Stop Issuance Notice shall be withdrawn upon a determination by the Required Lenders that the circumstances giving rise thereto no longer exist. No Letter of Credit shall be issued, and no Swing Line Loan while a Stop Issuance Notice is in effect. The Required Lenders may request the issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Borrower for withdrawal of the same on the basis that the conditions in Section 4.02 are satisfied; provided that the Administrative Agent, the L/C Issuer and the Swing Loan Lender may and shall conclusively rely on any Stop Issuance Notice while it remains in effect.

     Section 2.06. Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 (or, if less, the remaining principal amount of any Eurodollar Rate Loan) or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 (or, if less, the remaining principal amount of any Base Rate Committed Loan) or a whole multiple of $100,000 in excess

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                        Keystone Senior Credit Agreement

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thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Committed Loans to be prepaid. Each prepayment shall be made ratably among the Lenders of the relevant Class in accordance with their respective Pro Rata Shares. The Administrative Agent will promptly notify each Lender of the relevant Class of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the remaining principal amount of outstanding Swing Line Loans). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

     (d) Subject to Section 2.06(h), within three Business Days after any Net Cash Proceeds are received by the Borrower or any Subsidiary in respect of any Asset Sale, any Extraordinary Receipt (other than any Extraordinary Receipt that is received in respect of a purchase price adjustment or indemnity payment described in clause (iv) of the definition of "Extraordinary Receipt") or any Debt Incurrence, the Borrower shall prepay Term Loans and/or reduce the Aggregate Revolving Commitments in an aggregate amount equal to such Net Cash Proceeds in accordance with Section 2.06(g). Within three Business Days after any Net Cash Proceeds are received by the Borrower or any Subsidiary in respect of any Extraordinary Receipt that is received in respect of a purchase price adjustment or indemnity payment described in clause (iv) of the definition of

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"Extraordinary Receipt", the Borrower shall prepay any outstanding Revolving
Loans in an aggregate amount equal to such Net Cash Proceeds, but the Revolving Commitments shall not be reduced by any amount and any remaining amounts of any such Extraordinary Receipt shall not be required to be applied to prepay Term Loans.

     (e) Subject to Section 2.06(h), within three Business Days after any Net Cash Proceeds are received by the Borrower or any Subsidiary in respect of any Equity Issuance, the Borrower shall prepay Term Loans and/or reduce the Aggregate Revolving Commitments in an aggregate amount equal to 50% of such Net Cash Proceeds in accordance with Section 2.06(g).

     (f) Subject to Section 2.06(h), within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall prepay Term Loans and/or reduce the Aggregate Revolving Commitments in an aggregate amount equal to 50% of Excess Cash Flow for the fiscal year covered by such financial statements in accordance with Section 2.06(g).

     (g) Except as set forth in the last sentence of Section 2.06(d), amounts prepaid pursuant to Section 2.06(d), (e) and (f) shall be applied, first, to prepay principal and accrued interest on any outstanding Term Loans, until the Term Loans have been prepaid in their entirety; and second, to reduce the Revolving Commitments, until the Revolving Commitments have been terminated.

     (h) If, and solely to the extent that, after giving effect to the prepayment of any Base Rate Loans then outstanding, any prepayment required to be made pursuant to Section 2.06(d), (e) or (f) would require the Borrower to compensate any Lender pursuant to Section 3.05 with respect to Eurodollar Rate Loans, the Borrower may at its option deposit in the Borrower's Cash Collateral Account on the date of prepayment required under Section 2.06(d), (e) or (f), as applicable, cash in an amount equal to the aggregate amount of the Eurodollar Rate Loans otherwise required to be prepaid on such date. On the last day of each Interest Period applicable to any such Eurodollar Rate Loans, the Administrative Agent shall withdraw amounts then held in the Borrower's Cash Collateral Account and deposited therein pursuant to this Section 2.06(h) sufficient to repay such Eurodollar Rate Loans of each Lender.

     Section 2.07. Termination or Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments will terminate on the earlier of
(A) the Closing Date immediately after the closing hereunder and (B) December 31, 2003 if the Closing Date has not occurred on or before such date, and (ii) the Revolving Commitments will terminate on the Revolving Maturity Date.

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     (b)  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 (or, if less, the then remaining Aggregate Revolving Commitments) or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. The Commitment Fee accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

     (c) The Aggregate Revolving Commitments shall also be reduced to the extent required by Section 2.06(g).

     Section 2.08. Repayment of Loans.

     (a) The Borrower shall repay to the Revolving Lenders on the Revolving Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

     (b) (i) The Borrower shall repay to the Term Lenders on the Term Loan Maturity Date the aggregate principal amount of Term Borrowings outstanding on such date. Subject to adjustment pursuant to Section 2.06(a) and 2.08(c), on the last Business Day of each fiscal quarter of the Borrower, the Borrower shall repay Term Borrowings in an aggregate amount equal to the amount set forth below opposite the last day of such fiscal quarter:

Fiscal Quarter Ending           Amount
                            of Repayment

April 3, 2004               $  2,500,000

July 3, 2004                $  2,500,000

October 2, 2004             $  2,500,000

January 1, 2005             $  2,500,000

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                        Keystone Senior Credit Agreement

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April 2, 2005               $  2,500,000

July 2, 2005                $  2,500,000

October 1, 2005             $  2,500,000

December 31, 2005           $  2,500,000

April 1, 2006               $  2,500,000

July 1, 2006                $  2,500,000

September 30, 2006          $  2,500,000

December 30, 2006           $  2,500,000

March 31, 2007              $  3,750,000

June 30, 2007               $  3,750,000

September 29, 2007          $  3,750,000

December 29, 2007           $  3,750,000

March 29, 2008              $  3,750,000

June 28, 2008               $  3,750,000

September 27, 2008          $  3,750,000

January 3, 2009             $  3,750,000

April 4, 2009               $  5,000,000

July 4, 2009                $  5,000,000

Term Loan Maturity Date     $ 45,000,000

     (c)  Any prepayment of Term Loans pursuant to Section 2.06(a), (d), (e) or
(f) shall be applied to the remaining installments of the Term Loans on a pro rata basis unless the Borrower elects that such prepayment be applied first to the next two quarterly installments due within the next six months following the date of such prepayment in forward order of maturity in which case such prepayment will be applied as so elected.

     (d) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Revolving Maturity Date.

     Section 2.09. Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall

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bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     Section 2.10. Fees. In addition to certain fees described in subsections
(i) and (j) of Section 2.03:

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee (the "Commitment Fee") equal to the Applicable Rate times the actual daily amount of the Aggregate Unused Revolving Commitments. The Commitment Fee shall accrue at all times during the Revolving Availability Period, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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                        Keystone Senior Credit Agreement

          (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     Section 2.11. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.

     Section 2.12. Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business as provided in Section 10.07(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Class, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of

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such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     Section 2.13. Payments Generally.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for

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                        Keystone Senior Credit Agreement

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     the period from the date such amount was made available by the
     Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     Section 2.14. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held

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by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                    ARTICLE 3
                     Taxes, Yield Protection and Illegality

     Section 3.01. Taxes.

     (a) Subject to Section 10.15(a), any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes or similar duties, levies, imposts, deductions, assessments, fees, withholdings or charges imposed by the United States or any political subdivision thereof, and all liabilities with respect thereto, excluding, in the case

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of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions in respect of Taxes on additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, other than the excluded taxes referred to in Section 3.01(a) (hereinafter referred to as "Other Taxes").

     (c) Subject to Section 10.15(a)(iii), the Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand in writing therefor.

     Section 3.02. Illegality. If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or

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continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to
Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     Section 3.03. Inability to Determine Rates. If the Administrative Agent determines in good faith that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     Section 3.04. Increased Cost and Reduced Return; Capital Adequacy.

     (a) If any Lender determines in good faith that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, in each case after the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by the definition of "Eurodollar Rate"),

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then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines in good faith that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, in each case after the date hereof, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     Section 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market

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for a comparable amount and for a comparable period, whether or not such
Eurodollar Rate Loan was in fact so funded.

     Section 3.06. Matters Applicable to all Requests for Compensation.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

     Section 3.07. Obligation To Mitigate. Each Lender agrees that, if such Lender shall request any compensation under any of Section 3.01, 3.02 or 3.04, such Lender shall use reasonable efforts to make, issue, fund or maintain its Credit Extensions through another Lending Office of such Lender, if in the judgment of such Lender doing so would eliminate or reduce the amounts of any such payments and would not otherwise be disadvantageous to such Lender, but only so long as the Borrower shall pay all incremental expenses incurred by such Lender as a result of utilizing such other Lending Office. A certificate as to the amount of any expenses payable by the Borrower pursuant to this Section 3.07 (setting forth in reasonable detail the bases for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     Section 3.08. Survival. All of the Borrower's obligations under this
Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                    ARTICLE 4
                    Conditions Precedent to Credit Extensions

     Section 4.01. Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental

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officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note hereunder;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in the jurisdictions listed opposite its name on Schedule 4.01;

          (v) a favorable opinion of Kirkland & Ellis LLP and Pepper Hamilton LLP, each special counsel to the Loan Parties, addressed to each Agent, each Arranger and each Lender, as to the matters set forth in Exhibit H (which shall be allocated between such counsels) and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

          (vi) a certificate signed by a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (vii) (A) a certificate signed by a Responsible Officer of the Borrower certifying that on the Closing Date after giving effect to the Transactions, the Borrower and its Subsidiaries will not have any Funded Indebtedness, other than Indebtedness described in clauses (a), (c), (d),
     (e), (f), (g) and (h) of Section 7.03; and (B) a certificate signed by a Responsible Officer of Holdings certifying that on the Closing Date after giving effect to the Transaction, Holdings will not have any Funded

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     Indebtedness, other than Indebtedness described in clause (b) of Section
     7.03;

          (viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.02(a) and (b) have been satisfied; and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (ix) a certificate signed by the chief financial officer of each of the Loan Parties certifying as to the financial condition and Solvency of such Loan Party (after giving effect to the Transaction and the incurrence of Indebtedness related thereto);

          (x) a Committed Loan Notice with respect to the Borrowing of Term Loans to be made on the Closing Date, a Committed Loan Notice with respect to any Borrowing of Revolving Loans the Borrower chooses to make on the Closing Date and a Letter of Credit Application with respect to any Letter of Credit to be issued on the Closing Date ;

          (xi) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

          (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) The Administrative Agent shall have received from each of the Revolving Lenders an executed counterpart of this Agreement, which shall be an original or facsimile (followed promptly by originals), in sufficient number for distribution to the Administrative Agent and the Borrower, or in the case of the Term Lenders, a Term Lender Addendum, executed and delivered by the Agents, the Borrower and each Term Lender listed on Schedule 2.01.

     (c) Holdings, the Borrower and the Subsidiaries shall have complied with all of the terms of the Fee Letter. All accrued fees and expenses of the Agents, the Arrangers and the Lenders (including the fees and expenses of counsel for the Administrative Agent and the Lead Arrangers and local counsel for the Lenders) shall have been paid.

     (d) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received (i) a completed Perfection Certificate for each Loan Party dated the Closing Date and signed by a

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Responsible Officer of such Loan Party, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to such Loan Party in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 7.01 or have been released and (ii) all filing and recording fees and taxes shall have been paid.

     (e)  The Agents shall have received reasonably satisfactory evidence that
(i) Holdings shall have received (x) gross cash proceeds of $169,700,000 and (y) gross proceeds of at least $175,000,000, in each case from the Equity Contribution, (ii) Holdings shall have contributed all such cash proceeds to the Borrower as a capital contribution and (iii) 100% of the Equity Interests and any other economic interests ("ownership interests") in Holdings shall be owned by the Equity Investors and at least 90% of the ownership interests in Holdings (without giving effect to any unexercised options) shall be owned by the Sponsor, Advent, and Bear Sterns Merchant banking and its Affiliates, all ownership interests in the Borrower shall be owned by Holdings and all ownership interests in the Borrower's subsidiaries shall be owned by the Borrower or one or more of the Borrower's subsidiaries, in each case free and clear of any Lien other than Liens permitted by Section 7.01.

     (f) The Agents shall have received reasonably satisfactory evidence that the Borrower shall have received gross cash proceeds of (i) at least $175,000,000 from the issuance of the Senior Subordinated Notes and (ii) no more than $3,500,000 from the funding of loans under the Holdings Term Loan Agreement. The terms and conditions of the Senior Subordinated Notes and Holdings Term Loan Agreement and the provisions of the Subordinated Debt Documents and the Holdings Term Loan Documents shall be reasonably satisfactory to the Agents. The Administrative Agent shall have received copies of the Subordinated Debt Documents and the Holdings Term Loan Documents, certified by a Responsible Officer of the Borrower as complete and correct.

     (g) The Agents and the Lenders shall have received: (i) audited consolidated financial statements of the Borrower and its Subsidiaries for the three fiscal years ended most recently prior to the Acquisition, unaudited consolidated financial statements of the Borrower and its Subsidiaries for any interim quarterly periods that have ended since the most recent of such audited financial statements, and pro forma financial statements of the Borrower and its Subsidiaries giving effect to the Transaction for the most recently completed fiscal year and the period commencing with the end of the most recently completed fiscal year and ending with the most recently completed fiscal quarter, which in each case, (1) shall be reasonably satisfactory in form and substance to the Agents, (2) shall not be materially inconsistent with the Pre-Commitment

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Information, and (3) shall meet the requirements of Regulation S-X under the
Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1; (ii) forecasts prepared by management of the Borrower and its Subsidiaries, each in form reasonably satisfactory to the Agents, of balance sheets, income statements and cash flow statements for each fiscal quarter for the first fiscal year following the Closing Date and for each year commencing with the first fiscal year following the Closing Date through the Term Loan Maturity Date; (iii) evidence satisfactory to the Agents that (1) Consolidated Adjusted EBITDA for the twelve months ended June 28, 2003 was not less than $50,000,000 and (2) the pro forma financial statements delivered pursuant to clause (i) above and the forecasts delivered pursuant to clause (ii) above were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of the then existing conditions, and, in the case of each of (1) and (2) of this clause (iii), the chief financial officer of the Borrower shall have provided the Agents a written certification to that effect and (iv) written certifications from the chief executive officer and chief financial officer of the Borrower that would be required by Section 906 and paragraphs (1), (2) and (3) of the written certificate required by Section 302 (and the regulations with respect thereto) of the Sarbanes-Oxley Act of 2002 as if the information set forth above was a periodic report subject to such certification.

     (h) The final terms and conditions of each aspect of the Transaction, including, without limitation, all tax aspects thereof, shall be (i) as described in the Commitment Letter and otherwise consistent in all material respects with the description thereof received in writing as part of the Pre-Commitment Information and (ii) otherwise reasonably satisfactory to the Agents (it being understood that the terms and conditions described in the Commitment Letter (including without limitation the sources and uses of funds) are reasonably satisfactory to the Agents). The Agents shall be reasonably satisfied with the Merger Agreement, and with all other agreements, instruments and documents relating to the Transaction; and the Merger Agreement and such other agreements, instruments and documents relating to the Transaction shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived in a manner materially adverse to the interests of the Lenders (as determined by the Agents in their reasonable discretion) without the prior written consent of the Agents. The Acquisition shall have been (or substantially simultaneously shall be) consummated in accordance with the terms of the Merger Agreement and in compliance in all material respects with applicable law and regulatory approvals.

     (i) The Agents shall be reasonably satisfied with (i) the pro forma capital and ownership structure and the shareholder arrangements of Holdings, the Borrower and the Subsidiaries after giving effect to the Transaction, including, without limitation, the Organization Documents of Holdings, the Borrower and the Subsidiaries and each agreement or instrument relating thereto, and (ii) the

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issuer, amount, ranking, tenor and other terms and conditions of, as well as the holders of, (A) all equity and other debt financings comprising part of the Transaction, including the Equity Contribution, and (B) all intercompany Indebtedness and all Indebtedness and other liabilities of the Subsidiaries to third Persons that are to remain outstanding following the Closing Date.

     (j) (i) All of the information disclosed to the Agents and their Affiliates party to the Commitment Letter shall have been complete and correct in all material respects and all of the projections contained in the Pre-Commitment Information delivered to the Agents and such Affiliates shall have been prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof; and (ii) there shall have been no change, occurrence, development or situation since December 28, 2002, and no information shall have been received or discovered by the Agents and such Affiliates regarding Holdings, the Borrower and the Subsidiaries or the Transaction after the date hereof, that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (k) The Agents shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and the Subsidiaries, and the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and the Subsidiaries forming part of the Collateral.

     (l) All governmental, shareholder and third party consents and approvals necessary or, in the opinion of the Agents, desirable in connection with the Transaction shall have been obtained and all applicable waiting periods (including, without limitation, the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on Holdings, the Borrower and the Subsidiaries or the Transaction or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable that in the reasonable judgment of the Agents could have such effect.

     (m) There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

     (n) All loans made by the Lenders to the Borrower or any of its affiliates shall be in full compliance with the Regulations U and X issued by the FRB.

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     (o)  The Agents shall be reasonably satisfied that (i) Holdings, the
Borrower and the Subsidiaries will be able to meet their obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of Holdings, the Borrower and the ERISA Affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

     (p)  The Closing Date shall have occurred on or before December 31, 2003.

     Section 4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of Holdings, the Borrower and each other Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) (i) No Default shall exist, or would result from such proposed Credit Extension, and (ii) if such Credit Extension is a Borrowing of Revolving Loans the proceeds of which are to be applied to finance a Permitted Acquisition, after giving effect to the application of the proceeds thereof, the Aggregate Unused Revolving Commitments are at least equal to the Minimum Availability and the Administrative Agent shall have received a Minimum Availability Certificate with respect to such Borrowing and the Permitted Acquisition Certificate with respect to such Permitted Acquisition.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof, and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated the date of such Borrowing, certifying as to the satisfaction of the conditions set forth in Section 4.02(a) and (b).

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     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE 5
                         Representations and Warranties

     Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

     Section 5.01. Existence, Qualification and Power; Compliance With Laws. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except to the extent any contraventions, conflicts and violations described in clauses
(b) or (c) (but excluding from this exception any such contraventions, conflicts or violations under any instrument or agreement relating to any public Indebtedness) individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

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     Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     Section 5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     Section 5.05. Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended June 28, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the portion of the fiscal year ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05(b) sets forth as of the Closing Date all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

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     (c)  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     (d) Except as set forth on Schedule 5.05(d), as of the Closing Date none of Holdings, the Borrower and the Subsidiaries have any Off-Balance Sheet Liabilities.

     Section 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings and the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of the Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     Section 5.07. No Default. None of Holdings, the Borrower and the Subsidiaries are in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     Section 5.08. Ownership of Property; Liens. (a) Each of Holdings, the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Holdings, the Borrower and the Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     (b) Schedule 5.08 sets forth (i) the correct address and a brief description of each real property that is owned and (ii) a brief description of the leases relating to each real property that is leased, in each case by Holdings, the Borrower or any Subsidiary as of the Closing Date after giving effect to the Transactions.

     (c) As of the Closing Date, no Loan Party has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

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     Section 5.09. Environmental Compliance. Holdings, the Borrower and the
Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Holdings and the Borrower have reasonably concluded that the effect of such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.10. Insurance. The properties of the Borrower and the Subsidiaries are insured with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and Required Lenders not Affiliates of Holdings or the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

     Section 5.11. Taxes. Holdings, the Borrower and the Subsidiaries have filed all material Federal, state and local tax returns and reports required to be filed, and have paid all material Federal, state and local taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Holdings, the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. None of Holdings or its Subsidiaries (including the Borrower) is party to any tax sharing agreement.

     Section 5.12. ERISA Compliance.

     (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except for non-compliance that could not reasonably be expected to result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Holdings and the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Holdings, the Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

     (b) There are no pending or, to the best knowledge of Holdings and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Pension Plan that could be reasonably be

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expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all such ERISA Events for which such liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; (ii) none of Holdings, the Borrower and the ERISA Affiliates have incurred, or reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) none of Holdings, the Borrower and the ERISA Affiliates have incurred, or reasonably expect to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) none of Holdings, the Borrower and the ERISA Affiliates have engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

     Section 5.13. Subsidiaries. As of the Closing Date, (a) Holdings has (i) no Subsidiaries other than the Borrower and (ii) no Equity Interests in any other corporation or entity, and (b) the Borrower has (i) no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and (ii) no Equity Interests in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.

     Section 5.14. Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) Neither Holdings nor the Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of Holdings only, the Borrower only or of Holdings, the Borrower and the Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between Holdings or the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

     (b) None of Holdings, the Borrower, any Person Controlling Holdings, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a

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"holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. None of the making of any Loan, the issuance of any Letter of Credit or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

     Section 5.15. Disclosure. Holdings and the Borrower have disclosed or made available to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which either of them or any Subsidiary is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of the preparation thereof.

     Section 5.16. Compliance With Laws. Each of Holdings, the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.17. Tax Shelter Regulations. Holdings and the Borrower do not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4). In the event Holdings or the Borrower determines to take any action inconsistent with such intention, such Person will promptly notify the Administrative Agent thereof. If Holdings or the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Committed Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury

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Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

     Section 5.18. Intellectual Property; Licenses, Etc. Holdings, the Borrower and the Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, which material IP Rights do not infringe in any material respect the intellectual property rights of any other Person. To the knowledge of Holdings and the Borrower, none of its slogans or advertising materials, products, processes, methods, substances, parts or other materials now employed by Holdings, the Borrower or any Subsidiary infringe in any material respect on any IP Rights or other material rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings and the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.19. Solvency. Immediately after the Transaction is consummated and after giving effect to the application of the proceeds of each Loan made on the Closing Date, each Loan Party will be Solvent.

     Section 5.20. Collateral. The Security Documents create valid security interests in or mortgage Liens on the Collateral purported to be covered thereby, which security interests or mortgage liens are and will remain perfected security interests or mortgage liens in accordance with, to the extent and with the priority contemplated by the Security Documents. Each of the representations and warranties made by each Loan Party in each Security Document to which it is a party is true and correct in all material respects as of each date made or deemed made.

                                    ARTICLE 6
                              Affirmative Covenants

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations and expense reimbursement obligations not yet due and payable) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

     Section 6.01. Financial Statements. Deliver to the Administrative Agent and each Lender in form and detail reasonably satisfactory to the Administrative
Agent:

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     (a)  as soon as available, but in any event within (x) 120 days after the end of the fiscal year of the Borrower ending on December 27, 2003 and (y) 90 days after the end of each subsequent fiscal year of the Borrower (or, in each case, any earlier date set for delivery thereof pursuant to any requirements of the SEC then applicable to the Borrower), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or any earlier date set for delivery thereof pursuant to any requirements of the SEC then applicable to the Borrower), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

     (c) no later than 30 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget on a quarterly basis for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used in preparing such budget) prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, and, as soon as practicable when available, any significant revisions of such budget approved by the Borrower's board of directors.

As to any information contained in materials furnished pursuant to Section 6.02, the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the

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obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

     Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), (i) a certificate of its independent certified public accountants stating that in making the examination of such financial statements no knowledge was obtained of any Default under any covenant contained in Section
7.03 or 7.13 (insofar as they relate to accounting matters) or, if any such Default shall exist, stating the nature and status of such event; and (ii) the management letter prepared by the Borrower's independent certified public accountants in connection with the audit of such financial statements for delivery to the board of directors of the Borrower;

     (b) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) concurrently with the delivery of the materials referred to in Section 6.01(a), (b) and (c), a discussion and analysis of the Borrower's condition and results of operations, containing the substance required by form of Item 303 of Regulation S-K, as amended, from time to time by the SEC, and in a form reasonably satisfactory to the Administrative Agent;

     (d) promptly after any written request by (i) the Administrative Agent or any Lender, copies of any written audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Holdings or the Borrower by independent accountants in connection with the audit of the financial statements of Holdings, the Borrower or any Subsidiary, and (ii) the Administrative Agent, in the event of any change in GAAP or in the application thereof that would affect the computation of any financial ratio or requirement set forth in any Loan Document, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change;

     (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings or the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower may file or be required to file with the SEC under Section 13 or 15(d)

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of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (f) promptly after Holdings or the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

     (g) promptly and in any event within five Business Days after receipt thereof by Holdings or any Subsidiary (including the Borrower), copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable jurisdiction other than the United States) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Holdings or such Subsidiary (including the Borrower);

     (h)  together with each set of financial statements delivered pursuant to
Section 6.01(a), a report supplementing Schedule 5.08 hereto, including an identification of all owned and leased real property disposed of by Holdings or any Subsidiary (including the Borrower) during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete; and

     (i) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary (including the Borrower), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Holdings' and the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings and the Borrower shall deliver paper copies of such documents to the

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Administrative Agent or any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings and the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings and the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings and the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     Section 6.03. Notices. Promptly notify the Administrative Agent and each
Lender:

     (a)  of the occurrence of any Default;

     (b) to the extent not previously reported pursuant to 6.01 or Section 6.02(g) or (h), of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, without limitation, (i) any breach or non-performance of, or any default under, a Contractual Obligation of Holdings, the Borrower or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension between Holdings, the Borrower or any Subsidiary and any Governmental Authority (including pursuant to any applicable Environmental Laws or in respect of taxes) that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) the commencement of, or any material development in, any litigation or proceeding affecting Holdings, the Borrower or any Subsidiary (including pursuant to any applicable Environmental Laws) that has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) any noncompliance by Holdings or any Subsidiary (including the Borrower) with any Environmental Laws that has resulted or could reasonably be expected to result in a Material Adverse Effect;

     (c)  of the occurrence of any material ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by Holdings, the Borrower or any Subsidiary;

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     (e)  of the occurrence of any Asset Sale, any Extraordinary Receipt, any
Debt Incurrence or any Equity Issuance that requires a prepayment pursuant to
Section 2.06;

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     Section 6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien not otherwise permitted hereunder upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary; (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and (d) all other obligations and liabilities except, in the case of this clause (d), to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights (charter and statutory), privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     Section 6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted,
(b) make all necessary repairs thereto and renewals and (subject to the provisions of Section 2.06(d) and the definition of "Extraordinary Receipt") replacements thereof, (c) use the standard of care typical in the industry in the operation and maintenance of its facilities and (d) make all payments and otherwise perform all obligations in respect of all leases of real property to which

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the Borrower or any Subsidiary is a party, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each Subsidiary to do so, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 6.07. Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent not Affiliates of Holdings or the Borrower (provided that, if any such insurance company shall at any time become financially unsound or disreputable, there shall be no breach of this provision in the event that the Borrower promptly (and in any event within 60 days of such date) obtains insurance from an alternative insurance carrier that is financially sound and reputable), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (b) cause the Administrative Agent, for the ratable benefit of the Secured Parties, to be named in each such policy as secured party or mortgagee and sole loss payee or additional insured, in a manner reasonably acceptable to the Administrative Agent.

     Section 6.08. Compliance With Laws. (a) Comply in all material respects with the requirements of all Laws (including all applicable Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, (b) obtain and renew all permits required under any Environmental Laws and necessary for its operations and properties and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties to the extent required by Environmental Laws, except in such instances in which (i) any requirement of Law or order, writ, injunction or decree described in clause (a), any requirement to obtain or renew permits described in clause (b), or any cleanup, removal or action described in clause (c), is being contested in good faith by appropriate proceedings diligently conducted and appropriate reserves are being maintained; or (ii) the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

     Section 6.09. Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be.

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     Section 6.10. Inspection Rights; Information Regarding Collateral. (a)
Permit representatives and independent contractors of the Administrative Agent and each Lender desiring to accompany the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of Holdings and the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided, however, that (i) so long as no Event of Default exists, Holdings and the Borrower shall not be required to pay for more than two inspections per fiscal year and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Holdings and the Borrower at any time during normal business hours and without advance notice.

     (b) Holdings or the Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) any Loan Party's corporate name or any trade name used to identify it in the conduct of its business or any Loan Party's chief executive office, its principal place of business, or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (ii) any Loan Party's identity or corporate structure or (iii) any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC and all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral. Holdings and the Borrower will also promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (c) Each year, at the time annual financial statements with respect to the preceding Fiscal Year are delivered pursuant to Section 6.01(a), Holdings and the Borrower will deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower (i) setting forth the information required pursuant to Sections A and E of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this subsection and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the Transaction Liens for a period of at least 18 months after

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the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     Section 6.11. Use of Proceeds. Use the proceeds of the Credit Extensions exclusively (i) to finance in part the Acquisition; (ii) to pay fees and expenses incurred in connection with the Transaction; (iii) to provide ongoing working capital and to pay Capital Expenditures of the Borrower and its subsidiaries; and (iv) to finance in part the Refinancing, in each case not in contravention of any Law or of any Loan Document; provided that (x) the proceeds of Incremental Term Loans shall be used solely to fund any Permitted Acquisitions and (y) the proceeds of Revolving Loans may be used to fund any Permitted Acquisition so long as, immediately after giving effect to any Borrowing of Revolving Loans for such purpose, the Aggregate Unused Revolving Commitments are at least equal to the Minimum Availability.

     Section 6.12. Additional Subsidiaries. (a) Within ten Business Days after any additional Subsidiary is formed or acquired after the Closing Date, notify the Administrative Agent and the Lenders thereof and cause any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party to be added to the Collateral (except that the Loan Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any Foreign Subsidiary); and (b) if such Subsidiary is a Domestic Subsidiary, (i) promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become a "Guarantor" and "Lien Grantor" for purposes of the Loan Documents and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and
(iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

     Section 6.13. Security Interests; Further Assurances. (a) Within 60 days after the Closing Date, deliver to the Administrative Agent evidence satisfactory to it that the lockbox and concentration account arrangements contemplated by the Security Agreement have been established.

     (b) Execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and obtaining the execution of collateral access or similar agreements), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Borrower's expense; and provide to the Administrative Agent, from time to time upon written request, evidence reasonably satisfactory to the Administrative

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Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.

     (c) If any material assets (including any real property or improvements thereto or any interest therein, in each case valued in excess of $500,000) are acquired by Holdings, the Borrower or any other Loan Party after the Closing Date (other than assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof), notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Transaction Lien securing the Secured Obligations and take, or cause the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Transaction Lien (including actions described in Section 6.13(b)), all at the Borrower's expense.

     (d) If an Event of Default has occurred and is continuing and the Administrative Agent or Required Lenders have so requested, cause any assets identified by such Persons to be subjected to a Transaction Lien securing the Secured Obligations and take, or cause the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Transaction Lien, including actions described in Section 6.13(a), all at the Borrower's expense.

     Section 6.14. Interest Rate Protection. As promptly as practicable, and in any event within 30 days after the Closing Date, the Borrower will enter into, and thereafter, until the Consolidated Leverage Ratio (as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
Section 6.02(b)) is less than 3.5 to 1.0, will maintain in effect, one or more interest rate protection agreements on such terms and with such Lenders or Affiliates of Lenders as shall be reasonably satisfactory to the Administrative Agent, to the extent necessary in order that after giving effect thereto, the interest cost to the Borrower with respect to a principal amount equal to at least 50% of the sum of the aggregate principal amount of the Term Loans and the Senior Subordinated Notes shall be at a fixed or capped rate.

     Section 6.15. Designated Senior Debt. The Obligations will at all times constitute "Designated Senior Debt" under and as defined in the Subordinated Debt Documents. No other Indebtedness or obligations will at any time constitute "Designated Senior Debt" under and as defined in the Subordinated Debt Documents.

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                                    ARTICLE 7
                               Negative Covenants

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations and expense reimbursement obligations not yet due and payable) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

     Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a)  the Transaction Liens;

     (b) Liens existing on the date hereof and listed on Schedule 7.01 (including Liens securing Indebtedness permitted under Section 7.03(d)) and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(d);

     (c) Liens for taxes, assessments and other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) (i) "Permitted Encumbrances" (as defined in any Mortgage) and (ii) encumbrances and restrictions on real property (including easements, covenants, rights-of-way and similar restrictions and encumbrances affecting real property) which, in the aggregate, are not substantial in amount, and which do not in any

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case materially detract from the value of the property subject thereto or materially interfere with the use of such property;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens arising under capital leases permitted under Section 7.03(j)(x) or sale and leaseback transactions permitted by Section 7.05(e); provided that such Liens do not at any time encumber any property other than the property subject to such Capital Lease or sale and leaseback transaction;

     (j) Liens securing Indebtedness permitted under Section 7.03(j)(y); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

     (k) (i) Liens on any assets acquired pursuant to a Permitted Acquisition and existing on such assets at the time of acquisition thereof; provided that such Liens (x) do not secure Indebtedness and (y) were not created in contemplation of such acquisition, and (ii) Liens securing Indebtedness permitted under Section 7.03(h)(y);

     (l) to the extent they constitute Liens, interests of vendors and interests of lessors under operating leases, in each case in the ordinary course of business;

     (m) statutory rights of setoff or other Liens existing on the Closing Date, in each case with respect to deposit accounts;

     (n) to the extent they constitute Liens, licenses of intellectual property in the ordinary course of business; and

     (o) Liens not otherwise permitted by the foregoing clauses (a) through (n) securing Indebtedness and other obligations in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

     Section 7.02. Investments. Make any Investments, except:

     (a) Investments held by Holdings, the Borrower or such Subsidiary in the form of cash or Permitted Investments;

     (b) advances to officers, directors and employees of Holdings, the Borrower and the Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation, payroll advance and analogous ordinary business purposes;

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     (c)  Investments of the Borrower in any Subsidiary that is a Guarantor and
Investments of any Guarantor in the Borrower or in any Subsidiary that is a Guarantor;

     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (e)  Guarantees permitted by Section 7.03;

     (f) (i) Permitted Acquisitions for consideration not exceeding in the aggregate for all Permitted Acquisitions made after the Closing Date in reliance on this clause (i), the Net Cash Proceeds of the Retail Facilities Disposition and any Non-Core Dispositions, to the extent such Net Cash Proceeds have not been applied or committed to be applied to purchase assets used or useful in the business of the Borrower and its Subsidiaries (other than pursuant to Permitted Acquisitions) or to repay the Loans, (ii) Permitted Acquisitions for consideration not exceeding in the aggregate for all Permitted Acquisitions made in any fiscal year ending after the Closing Date in reliance on this clause (ii) the Capex Basket Amount for such fiscal year minus Capital Expenditures made during such fiscal year, (iii) Permitted Acquisitions for consideration not exceeding in the aggregate for all Permitted Acquisitions made after the Closing Date in reliance on this clause (iii) $40,000,000 plus, at any time after the first date on which the Consolidated Leverage Ratio (as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
Section 6.02(b), adjusted on a pro-forma basis in accordance with Section 7.15(b) to give effect to the proposed Permitted Acquisition) is less than 3.5:1, $20,000,000, (iv) Permitted Acquisitions for consideration not exceeding in the aggregate for all Permitted Acquisitions made after the Closing Date in reliance on this clause (iv), the sum of 50% of Excess Cash Flow for each fiscal year ended after the Closing Date and on or prior to any date on which a Permitted Acquisition is proposed to be made in reliance on this clause (iv), and with respect to which the Borrower has delivered financial statements pursuant to Section 6.01(a), and (v) Permitted Acquisitions for consideration not exceeding in the aggregate for all Permitted Acquisitions made in reliance on this clause (v), (x) the sum of 50% of the Excess Cash Flow for each fiscal year ended after the Closing Date and on or prior to any date on which a Permitted Acquisition is proposed to be made in reliance on this clause (v) and with respect to which the Borrower has delivered financial statements pursuant to Section 6.01(a) (calculated for each fiscal year without giving effect to the reduction set forth in clause (e)(y) of the definition of "Excess Cash Flow") less (y) the sum of 50% of Excess Cash Flow for each fiscal year ended after the Closing Date and on or prior to any date on which a Permitted Acquisition is proposed to be made in reliance on this clause (v) and with respect

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to which the Borrower has delivered financial statements pursuant to Section
6.01(a); provided that (A) on or prior to the consummation of any Permitted Acquisition made in reliance on this clause (v), the Borrower shall have optionally prepaid Term Loans pursuant to Section 2.06(a) (and, if all Term Loans have been repaid, shall have optionally permanently reduced Aggregate Revolving Commitments pursuant to Section 2.07(b), and made any corresponding repaying of Revolving Loans) in an aggregate principal amount equal to the consideration paid in connection with such Permitted Acquisition and all other Permitted Acquisitions previously made in reliance on this clause (v), and (B) the Borrower and its Subsidiaries may not consummated a Permitted Acquisition in reliance on this clause (v) if the aggregate consideration for such Permitted Acquisition and all other Permitted Acquisitions previously consummated in reliance on this clause (v) would exceed the aggregate amount of Permitted Acquisitions that the Borrower and its Subsidiaries would be permitted to consummate in reliance on clause (iv) (assuming, for purposes of this clause
(B), that all such Permitted Acquisitions are consummated in the most recently ended fiscal year for which 50% of Excess Cash Flow is determined and not in any preceding fiscal years) and provided further that any such consideration paid for Permitted Acquisitions (x) in the form of Equity Interests of Holdings or
(y) from cash received from the issuance and sale of Equity Interests to the Equity Investors for the purpose of financing such Permitted Acquisitions shall be excluded from the calculations set forth in the foregoing clauses. For purposes of this clause (f), (1) the "consideration" for any Permitted Acquisition shall include any deferred payments, bonus payments, earn-out payments and other performance-based payments that may be payable to the sellers after the consummation of such Permitted Acquisition pursuant to the terms thereof and (2) "Net Cash Proceeds" on any date shall not include any note receivable or other non-cash consideration that has not been realized in cash prior to such date. It is understood that a single Permitted Acquisition may be made in reliance on one or more of the clauses of this Section 7.02(f) as determined by the Borrower at the time of such Permitted Acquisition, provided that no Permitted Acquisition made be made in reliance on clause (v) at any time if such Permitted Acquisition could be made in reliance on one or more of the other clauses of this Section 7.02(f) at such time.

     (g) Investments existing on the date hereof or received in connection with the Acquisition, in each case as set forth on Schedule 7.02;

     (h) Investments constituting consideration received for any Disposition permitted by Section 7.05;

     (i) Investments received from any past, present or future employee, consultant or director of Holdings, the Borrower or any Subsidiary as consideration for the acquisition by such Person of Equity Interests in Holdings;

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     (j)  Investments constituting Capital Expenditures permitted by Section
7.14;

     (k) Investments constituting Holdings Administrative Advances; provided that the aggregate amount thereof in any fiscal year, together with the aggregate amount of Restricted Payments made in such fiscal year in reliance on
Section 7.06(f), does not exceed $500,000 (or, following an Initial Public Offering, $1,500,000);

     (l)  Investments constituting Swap Contracts permitted by Section 7.03(g);

     (m) Investments solely to the extent financed with proceeds of the issuance and sale of Equity Interests to the Equity Investors for the purpose of financing such Investments; and

     (n) other Investments (but excluding Permitted Acquisitions), provided that the aggregate amount of such Investments made in reliance on this clause
(n) does not exceed $5,000,000.

     Section 7.03. Indebtedness; Off-Balance Sheet Liabilities. Create, incur, assume or suffer to exist any Indebtedness or Off-Balance Sheet Liabilities, except:

     (a)  Indebtedness under the Loan Documents;

     (b) (i) Indebtedness under the Holdings Term Loan Agreement and (ii) unsecured subordinated Indebtedness of Holdings the proceeds of which are applied to repay or refinance the Indebtedness under the Holdings Term Loan Agreement; provided that the terms of such Indebtedness shall not require any payment of any cash with respect thereto (including interest or principal payments) at any time prior to 90 days after the Term Loan Maturity Date and the final maturity date of the Senior Subordinated Notes and shall otherwise be on terms reasonably satisfactory to the Administrative Agent;

     (c)  Indebtedness under the Senior Subordinated Notes;

     (d)  Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) any Indebtedness that is subordinated to the Obligations shall not be refinanced except on subordination

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terms at least as favorable to the Lenders and no more restrictive on the
Borrower than the subordinated Indebtedness that is being refinanced;

     (e) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary that is a Guarantor;

     (f)  intercompany Indebtedness between or among the Loan Parties;

     (g) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract required by Section 6.14, or any other Swap Contract, provided that with respect to any such other Swap Contract (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (h) (x) unsecured subordinated Indebtedness of the Borrower or Holdings incurred to finance a Permitted Acquisition permitted by Section 7.02(f) and owed to the sellers of the capital stock, securities or assets acquired thereby, so long as the terms of such Indebtedness shall be reasonably satisfactory to the Administrative Agent; provided that the aggregate principal amount of Indebtedness of the Borrower permitted by this clause (h)(x) shall not exceed $5,000,000 at any time outstanding; and (y) Indebtedness of any Person acquired pursuant to a Permitted Acquisition and existing at the time of such acquisition and not incurred in contemplation thereof (but excluding Indebtedness incurred pursuant to credit facilities, receivable financings, mezzanine financings, note placements and similar transactions); provided that the aggregate principal amount of Indebtedness permitted by this clause (h)(y) shall not exceed $5,000,000 at any time outstanding;

     (i) unsecured subordinated Indebtedness of Holdings incurred to repurchase any Equity Interests to the extent such repurchase is permitted by Section 7.06(e) (without giving effect to clause (B) thereof); provided that the terms of such Indebtedness shall be reasonably satisfactory to the Administrative Agent;

     (j) (x) Indebtedness in respect of capital leases to finance Capital Expenditures permitted by Section 7.14 and (y) Indebtedness in respect of purchase money obligations in order to finance Capital Expenditures permitted by
Section 7.14; provided that (A) such Indebtedness is incurred before or within
90

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days after the acquisition or the completion of such construction or improvement of such fixed or capital assets and (B) the aggregate principal amount of Indebtedness permitted by clause (y) shall not exceed $5,000,000 at any time outstanding;

     (k)  sale and leaseback transactions permitted by Section 7.05(e);

     (l) Indebtedness of Holdings under any Holdings Administrative Advance permitted under Section 7.02(k);

     (m) Off-Balance Sheet Liabilities constituting Capital Expenditures permitted by Section 7.14;

     (n) (i) obligations of the Borrower under performance bonds supporting workers' compensation obligations, and (ii) obligations of the Borrower under performance and surety bonds in an aggregate amount not in excess of $1,000,000 at any time outstanding; and

     (o) unsecured Indebtedness not otherwise permitted under this Section 7.03 in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

     Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (other than as permitted under Section 7.05) (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary that is a Guarantor is merging with another Subsidiary, the Subsidiary that is the Guarantor shall be the continuing or surviving Person; and

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor.

     Section 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete, excess, damaged, no longer useful or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

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     (b)  (i) Dispositions of inventory in the ordinary course of business,
(ii) Dispositions of equipment to the extent such equipment is exchanged for credit against the purchase price of similar replacement property, and (iii) Dispositions of overdue accounts receivable in the ordinary course of business and consistent with the past practices of the business of the Borrower;

     (c) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or another Subsidiary that is a Guarantor;

     (d)  Dispositions permitted by Sections 7.02 and 7.04;

     (e) Dispositions by the Borrower and its Subsidiaries of property pursuant to sale and leaseback transactions, provided that the lesser of book value and fair market value of all property so Disposed of shall not exceed $5,000,000 from and after the Closing Date;

     (f)  licenses of intellectual property in the ordinary course of business;

     (g) the Retail Facilities Disposition; provided that the Net Cash Proceeds shall be deposited upon receipt in the Retail Facilities Proceeds Account and shall be available to the Borrower solely to finance Permitted Acquisitions in accordance with Section 7.02(f)(i), to purchase assets used or useful in the business of the Borrower and its Subsidiaries (other than pursuant to Permitted Acquisitions) or to repay the Loans and interest thereon;

     (h)  Non-Core Dispositions; and

     (i) Any Disposition by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05 so long as the Net Cash Proceeds received pursuant to any such single Disposition or series of related Dispositions do not exceed $5,000,000;

provided, however, that any Disposition pursuant to the foregoing clauses shall be for at least fair market value and any Disposition pursuant to clauses (g),
(h) and (i) shall be for at least 75% cash consideration payable at the closing of such Disposition.

     Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

     (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other

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owner of capital stock or other Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

     (b) Holdings, the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

     (c) Holdings, the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

     (d) (i) Holdings may, and the Borrower may declare or pay cash dividends to Holdings for Holdings to, pay when due, and in aggregate amounts equal to, accrued and unpaid interest on the Holdings Term Loan; provided that prior to and immediately after giving effect to such proposed action, no Default shall exist or would result from such action or (ii) in an aggregate amount not to exceed $200,000;

     (e) Holdings may, and the Borrower may declare or pay cash dividends to Holdings for Holdings to, repurchase, redeem or other acquire or retire for value any Equity Interests of Holdings held by any past, present or future employee, consultant (other than the Sponsor) or director of Holdings, the Borrower or any Subsidiary pursuant to any management equity, subscription agreement, stock option agreement, shareholders agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (A) $2,000,000 in any calendar year (with the period of time following the date hereof through December 31, 2003 being deemed to constitute part of calendar year 2004), with unused amounts pursuant to this clause (A) in any calendar year being carried over to succeeding calendar years plus (B) the cash proceeds of any "key man" life insurance received (not included in Consolidated Net Income) that are used to make such redemptions, repurchases, redemptions, acquisitions or retirements;

     (f) Holdings may, and the Borrower may declare or pay cash dividends to Holdings not to exceed (together with any Holdings Administrative Advances) $500,000 in any fiscal year (or, following an Initial Public Offering, $1,500,000) for general administrative costs and expenses incurred by Holdings to the extent attributable to its capacity as a holding company of the Borrower;

     (g) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with Holdings, payments to Holdings in respect of an allocable portion of the tax liabilities of such group that is attributable to the Borrower and its Subsidiaries ("Tax Payments"); provided that the aggregate Tax Payments made since the date hereof shall not exceed the lesser

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of (i) the aggregate amount since the date hereof of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Subsidiaries from other taxable years and, if the Borrower is a limited liability company or a partnership, treating the Borrower as if it were a corporation, and (ii) the aggregate amount of the relevant tax that Holdings actually owes to the appropriate taxing authority after the date hereof and provided, further, that any Tax Payments received from the Borrower shall be paid over to the appropriate taxing authority within 30 days of Holdings' receipt of such Tax Payments or refunded to the Borrower; and

     (h) following the receipt or other realization of all or any portion of the Tax Refund, Holdings may, and the Borrower may declare or pay cash dividends to Holdings for Holdings to, pay when due the principal amount of the Holdings Term Loan.

     Section 7.07. Change in Nature of Business. (a) Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto (other than non-core businesses acquired in connection with a Permitted Acquisition) or (b) in the case of Holdings, create or acquire any subsidiary.

     Section 7.08. Transactions With Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

     (a) transactions between or among the Borrower and any Subsidiary that is a Guarantor or between and among any Subsidiaries that are Guarantors;

     (b) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Holdings and its Subsidiaries and customary indemnification agreements with directors and officers of Holdings and its Subsidiaries;

     (c)  Restricted Payments that are permitted under Section 7.06;

     (d) transactions or payments pursuant to any employee compensation or benefit plans or arrangements entered into in the ordinary course of business and approved by the board of directors of Holdings or the Borrower;

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     (e)  transactions with a Person that is an Affiliate (but not a Subsidiary)
of Holdings solely because Holdings owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

     (f)  the payments of all fees and expenses related to the Acquisition;

     (g) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Company's Board of Directors, including a majority of the disinterested directors;

     (h)  Investments that are permitted under Section 7.02(b);

     (i)  Indebtedness that is permitted under Sections 7.03(e) and 7.03(f);

     (j)  the Transaction;

     (k) payments by the Borrower or any of its Subsidiaries to the Sponsor made for any financial advisory or consulting services in an aggregate amount (including payments (excluding annual management fees) made pursuant to any contract in effect on the date hereof, including the Bain Advisory Agreement) not to exceed $2,000,000 in any twelve-month period, which payments are approved in good faith by the board of directors of the Borrower; and

     (l) transactions pursuant to (i) the Bain Advisory Agreement or the Advent Advisory Agreement (including, in each case, any annual management fees thereunder) or (ii) any contract or agreement in effect on the date hereof and listed in Schedule 7.08, as any such contract or agreement listed on such Schedule may be amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to Holdings and its Subsidiaries than those in effect on the date hereof.

     Section 7.09. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor,
(ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person (provided that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.03(d) and 7.03(j) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided

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that this Section 7.09 shall not prohibit any provision of the Senior
Subordinated Notes that expressly permits the Transaction Liens, the Guaranties and the other terms of the Loan Documents.

     Section 7.10. Use of Proceeds. Use the proceeds of (i) any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (ii) any Revolving Loan to fund any purchase or other acquisition of any capital stock or other securities of another Person or any assets of another Person that constitute a business unit; provided that the proceeds of Revolving Loans may be used to fund any Permitted Acquisition so long as, immediately after giving effect to any Borrowing of Revolving Loans for such purpose, the Aggregate Unused Revolving Commitments are at least equal to the Minimum Availability.

     Section 7.11. Amendment Of Material Documents. Amend, modify or waive any of its rights under (i) any Subordinated Debt Document or (ii) its Organization Documents, in each case in a manner that is materially adverse to the Lenders (as determined by the Arrangers in their sole discretion).

     Section 7.12. Fiscal Periods. Change its fiscal year or fiscal quarter from those in effect on the date hereof.

     Section 7.13. Financial Covenants.

     (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending     Minimum Interest
                           Coverage Ratio

January 3, 2004             1.75 to 1:00
April 3, 2004               1.75 to 1:00
July 3, 2004                1.75 to 1:00
October 2, 2004             1.75 to 1:00
January 1, 2005             1.75 to 1:00
April 2, 2005               1.85 to 1:00
July 2, 2005                1.85 to 1:00
October 1, 2005             1.85 to 1:00

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Fiscal Quarter Ending     Minimum Interest
                           Coverage Ratio

December 31, 2005           1.95 to 1:00
April 1, 2006               2.00 to 1:00
July 1, 2006                2.00 to 1:00
September 30, 2006          2.00 to 1:00
December 30, 2006           2.15 to 1:00
March 31, 2007              2.50 to 1:00
June 30, 2007               2.50 to 1:00
September 29, 2007          2.50 to 1:00
December 29, 2007           2.75 to 1:00
March 29, 2008              3.00 to 1:00
June 28, 2008               3.00 to 1:00
September 27, 2008          3.00 to 1:00
January 3, 2009             3.00 to 1:00
April 4, 2009               3.00 to 1:00
July 4, 2009                3.00 to 1:00
October 3, 2009             3.00 to 1:00

     (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending          Maximum
                            Consolidated
                           Leverage Ratio

January 3, 2004             5.95 to 1:00
April 3, 2004               5.95 to 1:00
July 3, 2004                5.95 to 1:00
October 2, 2004             5.95 to 1:00
January 1, 2005             5.60 to 1:00
April 2, 2005               5.60 to 1:00
July 2, 2005                5.25 to 1:00
October 1, 2005             5.00 to 1:00

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Fiscal Quarter Ending          Maximum
                            Consolidated
                           Leverage Ratio

December 31, 2005           5.00 to 1:00
April 1, 2006               4.75 to 1:00
July 1, 2006                4.50 to 1:00
September 30, 2006          4.50 to 1:00
December 30, 2006           4.25 to 1:00
March 31, 2007              4.00 to 1:00
June 30, 2007               3.75 to 1:00
September 29, 2007          3.75 to 1:00
December 29, 2007           3.50 to 1:00
March 29, 2008              3.50 to 1:00
June 28, 2008               3.50 to 1:00
September 27, 2008          3.50 to 1:00
January 3, 2009             3.50 to 1:00
April 4, 2009               3.50 to 1:00
July 4, 2009                3.50 to 1:00
October 3, 2009 and
thereafter                  3.50 to 1:00

     (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Holdings to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending          Minimum
                            Consolidated
                            Fixed Charge
                           Coverage Ratio

April 3, 2004               1.00 to 1:00
July 3, 2004                1.00 to 1:00
October 2, 2004             1.00 to 1:00
January 1, 2005             1.10 to 1:00
April 2, 2005               1.10 to 1:00
July 2, 2005                1.20 to 1:00
October 1, 2005             1.20 to 1:00
December 31, 2005           1.20 to 1:00

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April 1, 2006               1.20 to 1:00
July 1, 2006                1.20 to 1:00
September 30, 2006          1.20 to 1:00
December 30, 2006           1.20 to 1:00
March 31, 2007              1.20 to 1:00
June 30, 2007               1.20 to 1:00
September 29, 2007          1.20 to 1:00
December 29, 2007           1.20 to 1:00
March 29, 2008              1.20 to 1:00
June 28, 2008               1.20 to 1:00
September 27, 2008          1.20 to 1:00
January 3, 2009             1.20 to 1:00
April 4, 2009               1.20 to 1:00
July 4, 2009                1.20 to 1:00
October 3, 2009             1.20 to 1:00

     Section 7.14. Capital Expenditures. Make or, without duplication, become legally obligated to make, any Capital Expenditure (excluding normal replacements and maintenance which are properly charged to current operations), except for (i) Capital Expenditures not exceeding, in the aggregate for Holdings and its Subsidiaries, in any fiscal year, the Capex Basket Amount for such fiscal year minus the aggregate amount of consideration with respect to Permitted Acquisitions consummated during such fiscal year in reliance on clause
(f)(ii) of Section 7.02 and (ii) any Capital Expenditures to the extent financed with the issuance and sale of Equity Interests to the Equity Investors for the purpose of financing such Capital Expenditures.

     Section 7.15. Periods Of Less Than Four Fiscal Quarters; Pro-Forma Calculations. (a) If any determination hereunder is required by the terms hereof to be made for a period of four consecutive fiscal quarters at a time when fewer than four full fiscal quarters have elapsed since the Closing Date, such determination (i) if with respect to Consolidated Adjusted EBITDA or Capital Expenditures, shall be made for the four most recent fiscal quarters then ended (including any periods prior to the Closing Date), (ii) if for any other determination (including Consolidated Interest Charges and Consolidated Fixed Charges, the amount of principal payments of Indebtedness and the amount of any taxes paid), shall be made for the period elapsed from the Closing Date through

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the most recent fiscal quarter then ended (annualized on a simple arithmetic basis, if such determination is to be used in a ratio with a balance sheet item).

     (b) Any determination of the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio or the Consolidated Adjusted EBITDA for any four consecutive quarter period (a "Determination Period") during which a Permitted Acquisition has been consummated (or, for purposes of determining whether the conditions set forth in clauses (x) and (y) of the definition of "Permitted Acquisition" or the parenthetical in Section 7.02(f)(iii) are satisfied) shall be made as follows: (i) all components of the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio and Consolidated Adjusted EBITDA shall be calculated as if such Permitted Acquisition had occurred on the first day of the relevant Determination Period, and (ii) such components may, at the option of the Borrower, be adjusted to give effect to Pro-Forma Adjustments. "Pro-Forma Adjustments" means, with respect to any Permitted Acquisition, any synergies or reductions, including without limitation operating expense reductions, that (x) would be permitted to be included in a pro-forma calculation by an acquiror company under Regulation S-X of the Securities Act of 1933, as amended, if such acquiror company were to acquire the business or assets acquired pursuant to such Permitted Acquisition, or (y) are otherwise reasonably estimated by the Borrower in good faith and on the basis of reasonable assumptions to be realized within 12 months of the date of consummation of such Permitted Acquisition, so long as such synergies or reductions are set forth in the Permitted Acquisition Certificate delivered by the Borrower to the Administrative Agent with respect to such Permitted Acquisition. For purposes of any such determination, Pro-Forma Adjustments for any Permitted Acquisition shall be allocated to the fiscal quarter in which such Permitted Acquisition is consummated and the immediately preceding two consecutive fiscal quarters on a simple arithmetic basis. In addition, when determining on any date whether the conditions set forth in clauses (x) and (y) of the definition of "Permitted Acquisition" or the parenthetical in Section 7.02(f)(iii) are satisfied on any date, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio and the Consolidated Adjusted EBITDA to be used shall be those set forth in the Compliance Certificate most recently delivered prior to such date, adjusted to give pro-forma effect (in accordance with this Section 7.15(b)) to all Permitted Acquisitions consummated (or proposed to be consummated) after the last day of the fiscal quarter with respect to which such Compliance Certificate was delivered and on or prior to such date.

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                                    ARTICLE 8
                         Events of Default and Remedies

     Section 8.01. Events of Default. Any of the following shall constitute an Event of Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.05(a), 6.10(a), 6.11 or 6.12, 6.15 or Article 7; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (other than those covered by subsection (a) or (b) above) on its part to be performed or observed and (i) if such covenant or agreement is contained in Section 6.03, such failure continues for five Business Days or (ii) otherwise, such failure continues for 30 days; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after the expiration of any applicable grace periods) in respect of any Indebtedness, Guarantee or Off-Balance Sheet Liability (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
(B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, Guarantee or Off-Balance Sheet Liability or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or Off-Balance Sheet Liability or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required and after the expiration of any applicable grace periods, such

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Indebtedness or Off-Balance Sheet Liability to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 consecutive days after its issue or levy; or

     (h) Judgments. There is entered against the Borrower or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and
(i) such judgment or order is undischarged, unvacated, unstayed or not fully bonded within 30 consecutive days after its entry or (ii) enforcement proceedings are commenced by any creditor upon such judgment or order; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

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     (j)  Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations and expense reimbursement obligations not yet due and payable), ceases to be in full force and effect in any material respect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

     (k) Invalidity of Security Interests. Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Agreement or (iii) to the extent the perfection of such Lien is pending following the timely filing of documentation sufficient under applicable Law to perfect such Liens; or

     (l)  Change of Control. There occurs any Change of Control.

     Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the

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United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

     Sixth, to payment of that portion of the Obligations constituting payments in respect of Swap Contracts, ratably among the Secured Parties entitled thereto in proportion to the respective amounts described in this clause Sixth held by them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

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Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                    ARTICLE 9
                                   The Agents

     Section 9.01. Appointment and Authorization.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, and neither the Syndication Agent nor the Documentation Agent shall have any duties or responsibilities under this Agreement in their capacity as such. No Agent shall have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article 9 and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

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     Section 9.02. Delegation of Duties. Any Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No
Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     Section 9.04. Reliance by Agents.

     (a) Any Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Any Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Any Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any

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instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     Section 9.05. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article 8; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it

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deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse any Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of such Agent.

     Section 9.08. Agent in its Individual Capacity. Bank of America, UBS and PNC and their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America, UBS and PNC were not the Agents or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, UBS and PNC or their Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents shall be under no

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obligation to provide such information to them. With respect to its Loans, Bank of America, UBS and PNC shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America, UBS and PNC in their individual capacity.

     Section 9.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders; provided that any such successor administrative agent shall be either a domestic office of a commercial bank organized under the laws of the United States or any State thereof, or a United States branch of a bank that is organized under the laws of another jurisdiction, in either case which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9 and Sections
10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the

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duties of the Administrative Agent hereunder until such time, if any, as the
Required Lenders appoint a successor agent as provided for above.

     Section 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), Sections 2.10 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     Section 9.11. Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than

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contingent indemnification obligations and expense reimbursement obligations not yet due and payable) and the expiration or termination of all Letters of Credit,
(ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to
Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j); and

     (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

     Section 9.12. Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "co-lead arranger" or "joint book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 10
                                  Miscellaneous

     Section 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) except as permitted by Section 2.01(c), increase the Commitment of any Lender without the written consent of such Lender;

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     (b)  postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled termination of any Commitment hereunder or under any other Loan Document, or permit any Interest Period with a duration longer than six months, in each case without the written consent of each Lender directly affected thereby;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (d) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (except that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Required Lenders" on substantially the same basis as the extensions of Term Loans and Revolving Commitments are included on the Closing Date, and any technical amendments required to effect such inclusion may be made), without the written consent of each Lender;

     (f) except as contemplated by Section 9.11, release all or substantially all of the Guarantors from their Guarantees without the written consent of each Lender;

     (g) except as contemplated by Section 9.11, release all or substantially all of the Collateral without the written consent of each Lender;

     (h) (A) impose any greater restriction on the ability of any Revolving Lender to assign any of its rights or obligations hereunder without the written consent of Required Revolving Lenders; or (B) impose any greater restriction on the ability of any Term Lender to assign any of its rights or obligations hereunder without the written consent of Required Term Lenders;

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     (i)  waive any condition set forth in Section 4.02 (including by amending or waiving any provision of Article 5, 6, 7 or 8 if the effect of such amendment or waiver would be to waive any such condition) for purposes of any Borrowing of Revolving Loans without the written consent of the Required Revolving Lenders; or

     (j) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     Section 10.02. Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

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          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only (i) to distribute routine communications, such as financial statements and other information as provided in Section 6.02,
(ii) to the extent expressly permitted in Sections 2.02, 2.03 and 2.04 and (iii) to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower by any Responsible Officer even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each

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Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower by any Responsible Officer. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 10.04. Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and out-of-pocket expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     Section 10.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or

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nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise,

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then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     Section 10.07. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Commitment and any Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Revolving Credit Loans outstanding thereunder) and Term Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as

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     no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Swing Line Loans or prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

          (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender and, to the extent no Default has occurred and is continuing, the Borrower, unless the Person that is the proposed assignee is itself a Revolving Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together (other than in the case of any assignment made within 5 Business Days of the Closing Date) with a processing and recordation fee of $3,500.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation

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of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b) or
(c) of the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.14 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

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                        Keystone Senior Credit Agreement

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     (f)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g)  As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed), each of which shall have complied with Section 10.15, as applicable; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation

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as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

     Section 10.08. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Loan Party, the Sponsor or any of their respective Affiliates. For purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain

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the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

     Section 10.09. Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may,

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to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     Section 10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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                        Keystone Senior Credit Agreement

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     Section 10.15. Tax Forms. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from U.S. withholding tax, including any exemption for which such Foreign Lender is eligible pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall
(A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
     (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender reasonably should transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not

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     acting for its own account with respect to a portion of any such sums payable to such Lender and that such sums payable to that Lender are not subject to United States withholding tax.

          (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this
     Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders

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                        Keystone Senior Credit Agreement

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under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     Section 10.16. Removal and Replacement of Lenders. (a) In the event that:

          (i) (x) any Lender (each, an "Increased-Cost Lender") shall give notice to the Borrower that such Lender is entitled to receive payments under Section 3.01 or 3.04, (y) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (z) such Lender shall fail to withdraw such notice within five Business Days after the Borrower's request for such withdrawal; or

          (ii) any Lender shall become a Defaulting Lender and shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the Borrower's request that it cure such default; or

          (iii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (a) through (g) of the first proviso to Section 10.01, the consent of the Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a "Non-Consenting Lender") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second proviso to Section 10.01;

then, and in each such case, the Borrower shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender") to the extent permitted by subsection (b).

     (b) The Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so

          (i) elect to (A) terminate the Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and
     (b) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder; provided that, in the event such Terminated Lender has any Loans outstanding at the time of such termination, the written consent of Administrative Agent and the Required Lenders (which consents shall not

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     be unreasonably withheld or delayed) shall be required in order for the
     Borrower to make the election set forth in this clause (i); or

          (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitment, if any, in full to one or more Eligible Assignees (each, a "Replacement Lender") in accordance with the provisions of Section 10.07; provided that (A) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender as if it were a prepayment and
     (B) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

provided that the Borrower may not make either of the elections set forth in clauses (i) or (ii) above with respect to any Non-Consenting Lender unless the Borrower also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender.

     (c) Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Commitment, if any, pursuant to clause (i) of subsection (b), such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender to indemnification under this Agreement shall survive as to such Terminated Lender.

     Section 10.17. Delivery Of Term Lender Addenda. Each Term Lender listed in
Schedule 2.01 shall become a party to this Agreement by delivering to the Administrative Agent a Term Lender Addendum duly executed by such Term Lender.

     Section 10.18. GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ALL OF THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT

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AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE
NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     Section 10.19. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 10.20. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        KEYSTONE AUTOMOTIVE OPERATIONS, INC.


                                        By:    /s/ Robert Vor Broker
                                               ---------------------------------
                                        Name:  Robert Vor Broker
                                               ---------------------------------
                                        Title:  President and Chief Executive
                                               ---------------------------------
                                                Officer
                                               ---------------------------------


                        Keystone Senior Credit Agreement

                                        BANK OF AMERICA, N.A., as
                                         Administrative Agent


                                        By:    /s/ Charles D Graber
                                               ---------------------------------
                                        Name:  Charles D Graber
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------


                        Keystone Senior Credit Agreement

                                        BANK OF AMERICA, N.A., as a Lender,
                                         L/C Issuer and Swing Line Lender


                                        By:     /s/ Bradford Jones
                                               ---------------------------------
                                        Name:   Bradford Jones
                                               ---------------------------------
                                        Title:  MD
                                               ---------------------------------


                        Keystone Senior Credit Agreement

                                        UBS LOAN FINANCE LLC, as a Lender


                                        By:     /s/ Patricia OKiced
                                               ---------------------------------
                                        Name:   Patricia OKiced
                                               ---------------------------------
                                        Title:  Director
                                               ---------------------------------


                                        By:     /s/ Joselin Fernandes
                                               ---------------------------------
                                        Name:   Joselin Fernandes
                                               ---------------------------------
                                        Title:  Associate Director Banking
                                                Products Services, US
                                               ---------------------------------


























                        Keystone Senior Credit Agreement Signature Page

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:    /s/ Gary Williams
                                               ---------------------------------
                                        Name:  Gary Williams
                                               ---------------------------------
                                        Title: VP
                                               ---------------------------------









































                        Keystone Senior Credit Agreement